AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 29, 2003

REGISTRATION NO. 333-90312

====================================================================================================

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

------------------------

TRANS-CENTURY RESOURCES, INC.

(NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

DELAWARE (State or other jurisdiction of incorporation or organization)	6411 (Primary Standard Industrial Classification Code Number)	95-4714549 (I.R.S. Employer Identification No.)

8140 N. Mopac Expressway

Westpark III, Suite 200

Austin, Texas  78759

 (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

MARY W. PATTERSON

Chief Executive Officer

Trans-Century Resources, Inc.

8140 N. Mopac Expressway

Westpark III, Suite 200

Austin, Texas  78759

(512) 345-0280

 (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

COPIES OF ALL COMMUNICATIONS TO:

Cliff Ernst, Esq.

Graves, Dougherty, Hearon & Moody

A Professional Corporation

515 Congress Avenue, Suite 2300

Austin, Texas  78701

(512) 480-5600

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the registration statement becomes effective.

    If any of the shares being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  [ ]

    If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

CALCULATION OF REGISTRATION FEE

=========================================================================================

PROPOSED

MAXIMUM

OFFERING

PROPOSED

TITLE OF EACH CLASS

AMOUNT TO BE

PRICE PER

MAXIMUM

AMOUNT OF

OF SHARES TO BE REGISTERED

REGISTERED

SHARE (1)

OFFERING PRICE

REGISTRATION FEE

_________________________________________________________________________________________________________________

Common Stock, .001 Par

  Value. (2).

3,350,000

$3.00

$10,050,000

$924.60

Total Registration and

          Fee

3,350,000

 $924.60

_________________________________________________________________________________________________________________

(1) Because no market currently exists for the common stock of Trans-Century, the price is estimated at $3.00 per share, the price at which it is proposed to offer the shares. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.

(2)  Up to 3,350,000 shares of common stock relate to the offering by the Company.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

FORM SB-2 ITEM NO. AND CAPTION		CAPTION OR LOCATION IN PROSPECTUS
1.	Front of Registration Statement and Outside Front Cover of Prospectus	Outside Front Cover Page of Prospectus
2.	Inside Front and Outside Back Cover Pages of Prospectus	Inside front and Outside Back Cover Pages
3.	Summary Information and Risk Factors	Prospectus Summary; Risk Factors
4.	Use of Proceeds	Use of Proceeds
5.	Determination of Offering Price	Risk Factors; Determination of Offering Price
6.	Dilution	Dilution
7.	Selling Security Holders	Security Ownership of Certain Beneficial Owners and Management
8.	Plan of Distribution	Plan of Distribution
9.	Legal Proceedings	Legal Proceedings
10.	Directors, Executive Officers, Promoters and Control Persons	Management
11.	Security Ownership of Certain Beneficial Owners and Management	Security Ownership of Certain Beneficial Owners and Management
12.	Description of Securities	Description of Capital Stock
13.	Interest of Named Experts and Counsel	Interest of Named Experts and Counsel; Legal Matters; Experts
14.	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	Management -- Limitation of Liability; Indemnification of Officers and Directors
15.	Organization within Last Five Years	Business
16.	Description of Business	Business
17.	Management's Discussion and Analysis or Plan of Operation	Management's Discussion and Analysis
18.	Description of Property	Property
19.	Certain Relationships and Related Transactions	Certain Relationships and Related Transactions
20.	Market for Common Equity and Related Shareholder Matters	Market for Common Equity and Related Shareholder Matters; Risk Factors; Dividend Policy;
21.	Executive Compensation	Management -- Executive Compensation
22.	Financial Statements	Financial Statements
23.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Change of Certifying Accountant

iii

PROSPECTUS

TRANS-CENTURY RESOURCES, INC.

(A Delaware corporation)

Maximum Offering of $10,050,000

Minimum Offering of $3,000,000

OFFERING PRICE: $3.00 PER COMMON SHARE

Minimum Subscription 1,000 Shares

Investing in our Common Stock involves a high degree of risk. You should carefully consider all of the risks described under "Risk Factors” beginning on page 6 of this prospectus.

This is our initial public offering.

We are offering, on a "best efforts" basis, 1,000,000 shares minimum and 3,350,000 shares maximum during the offering period described below.

All funds will be held in escrow in an account with Wells Fargo Bank Texas, N.A. until at least 1,000,000 shares are sold, at which time the initial closing of the sale of shares under this Prospectus will occur and the funds will be delivered to the Company. If the initial closing does not occur by twelve months from the effective date of this registration statement, we may extend the offering date for an additional four months until October 31, 2004. If this threshold is not reached within the prescribed time, all funds placed in the escrow account will be promptly returned, without interest or deduction. Subscribers will have no right to the return of their funds during the term of the escrow. Following the initial closing of the sale of the minimum number of shares, we may continue to offer the remaining shares on the same terms as set forth in this Prospectus until October 31, 2004, on which date the offering will terminate.

Price To

             Underwriting Discounts

Proceeds To

Public (1)

and Commissions (2)

             The Company (3)

Per Share

   $3.00

$0.00

     $3.00

Total

Minimum Offering:

$  3,000,000

$0.00

$  3,000,000

Maximum Offering:

$10,050,000

$0.00

$10,050,000

(1) The offering price has been arbitrarily determined by the Company and is not necessarily related to the Company's assets, book value, financial condition or any other recognized criteria of value.

(2) There is no underwriter in this offering.

(3) The Net Proceeds to Trans-Century is before the payment of certain expenses in connection with this offering estimated at $70,000.

Prior to this offering, there has been no public market for our Common Stock. We intend to apply to have our shares traded on the OTC Bulletin Board. There can be no assurances that such securities will be accepted for inclusion or that an active trading market in our securities will develop or be sustained.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is September 29, 2003

TABLE OF CONTENTS

PAGE

Prospectus Summary

4

Risk Factors

6

We have no operating history in the business of participating in risk associated with health insurance, which makes it difficult to evaluate our future prospects.

We have a recent history of losses and expect our losses to continue for the immediate future,

which could result in a reduction or loss in the value of your investment.

We have not been able to fund our proposed operations from cash generated by our business, and we may need capital in the future in addition to the proceeds from this offering.  Our efforts to raise additional capital may result in a dilution of your interest, and our failure to raise additional capital may cause the Company to be unable to continue in business as a going concern.

We expect to grow rapidly and need to retain key personnel in order to manage our growth effectively.  The loss of key personnel could materially harm our business and operating results.

We expect our quarterly operating results to fluctuate, which could lower the value of our stock.

Providing medical services entails inherent risks, including possible malpractice claims against our participating physicians and disputes over coverage.  Successful malpractice or wrongful-denial-

of-benefits claims could have a material adverse effect on our business.

Changes in regulations by the federal or state governments could increase the insurance reserves needed by the Company or the benefits it must provide to its insureds, and could significantly change the relationships between the Company and its contracted network of hospitals and physicians.  This could result in a material adverse effect on our business and may cause our stock price to decline or the loss of your entire investment.

If we are unable to purchase reinsurance and transfer risk to reinsurers, our net income may be reduced or we could incur a loss, which may cause our stock price to decline.

After this offering, our executive officers and directors will still control all matters requiring a stockholder vote, which will give these individuals control over all shareholder actions and may have the effect of delaying, deterring or preventing a change in control.

The insurance and reinsurance premium revenue of the Company may be insufficient to cover the cost of benefits payable to its insureds, which may adversely affect our business and trigger a decline in our stock price.

Additional competitors may enter our targeted market, which could cause a material adverse effect on our business and trigger a reduction in our stock price.

The Company’s ability to sell its products and obtain an acceptable number of insured persons will require the services of independent agents and brokers, and our failure to recruit and retain independent agents and brokers could adversely affect our business and trigger a reduction in our stock price.

No market currently exists for our shares, and none may develop following this offering.  If the common stock is traded only on the OTC Bulletin Board or “pink sheets,” liquidity in the common stock may be severely limited.

“Penny stock” rules may make buying or selling our shares difficult, severely limiting the market price of our shares and the liquidity of our shares.

We will have a substantial amount of common stock eligible for future sale, which may adversely affect the market price of our stock.

Our failure to keep our prospectus current or qualify the sale of stock in various states may prevent us from completing this offering and result in a loss of your use of your investment during the term of this offering.

PAGE

The offering price for our shares does not necessarily bear any relationship to our assets, book value, earnings or other established criteria of value.  Consequently, our offering price is arbitrary and the value of our securities may never reach the offering price.

We will have broad discretion in using the proceeds of this offering, and the value of your investment may suffer if the proceeds are not applied effectively.

We do not anticipate payment of dividends, and investors will be wholly dependent upon the market for the common stock to realize economic benefit from their investment.

New investors will suffer immediate and substantial dilution in the net tangible book value of their shares.

Use of Proceeds

 13

Dividend Policy

14

Arbitrary Determination of Offering Price

14

Dilution

14

Capitalization

15

Plan of Distribution

16

Management’s Discussion and Analysis

18

Business

22

Property

27

Legal Proceedings

27

Management

27

Executive Compensation

29

Security Ownership of Certain Beneficial Owners and

  Management

30

Description of Capital Stock

31

Indemnification for Securities Act Liabilities`

33

Certain Relationships and Related Party Transactions

34

Market for Common Equity and Related Shareholder Matters

35

Change of Certifying Accountants

36

Legal Matters

37

Experts

37

Reports to Security-Holders

37

Where You Can Find More Information

37

Financial Statements

F-1

PROSPECTUS SUMMARY

This summary highlights only some of the information from this prospectus and should be read in conjunction with the more detailed information and financial statements included elsewhere in this prospectus.

OUR COMPANY

Trans-Century Resources was formed through the merger of eInsure Networks Corporation, a Delaware corporation, and Trans-Century Resources, Inc., a Texas corporation. The Texas corporation and its predecessors have provided managed healthcare consulting services to hospital and physician group clients since 1982. These services include negotiating contracts with commercial health insurance companies on behalf of clients and assisting clients in developing managed care programs such as provider-sponsored HMOs.

The corporation formed through the merger intends to continue the services previously offered by the Texas corporation and, in addition, to develop health insurance products for specific geographic regions.  We propose to offer to selective clients a package of insurance products designed to provide both premium cost stability and access to healthcare providers (hospitals, physicians, and other healthcare professionals).   These insurance products will be supported by networks of local physicians, hospitals, and other healthcare providers who will enter into contracts with us. We will manage the contracted networks of providers for all regions, and participate in insuring the risks associated with these insurance products

The projected market regions for the proposed health insurance products will be non-urban population centers of 100,000 to 300,000 with sufficient local hospital and physician representation to support a contracted network of providers.  After launching health plan products in Texas, we expect to expand our offering of these products to non-urban communities in other states including Alabama, Arkansas, Colorado, Idaho, Maine and Utah.

The Company's health plan insurance products will be issued through an agreement with a national insurance carrier known as the issuing carrier.  Providers will be reimbursed for services at contractually negotiated rates.  Local general insurance agents will be contracted to offer our products with the support of our local marketing managers.  Risk sharing for claims will be allocated through contracts between various parties, including the issuing carrier, our insurance subsidiary and a major unrelated third-party reinsurance carrier. Reinsurance is insurance that transfers risk from one insurer to another.  We have not yet contracted with any issuing carriers or reinsurance carriers. Funding from this offering is necessary in order for the Company to secure contracts with issuing carriers and third-party reinsurance carriers.

More than a dozen clients have expressed an interest and are committed to the start-up of a health plan within their region as soon as the funding and participation agreements can be finalized.  Neither the clients nor the Company are contractually obligated to participate in such a health plan at this time, however.

Operating regional health plan programs will be a new area of business for us.  There are no guaranties that we will succeed in establishing a profitable line of business and there are substantial risks to investing in Trans-Century Resources.  (See "Risk Factors.")

OFFERING

Minimum:

1,000,000 shares

Maximum:

3,350,000 shares

Offering Price

 $3.00 per share.

Shares Outstanding:

before offering:

13,500,000

after offering –

if minimum sold

14,500,000

if maximum sold

16,850,000

TERMS OF OFFERING

We are offering, on a self-underwritten basis, 1,000,000 shares minimum and 3,350,000 shares maximum during the offering period described below.

All funds will be held in escrow in an account with Wells Fargo Bank Texas, N.A. until at least 1,000,000 shares are sold, at which time the initial closing of the sale of shares under this Prospectus will occur and the funds will be delivered to the Company. If the initial closing does not occur by twelve months from the effective date of this registration statement, we may extend the offering date until October 31, 2004. If this threshold is not reached within the prescribed time, all funds placed in the escrow account will be promptly returned, without interest or deduction. Subscribers will have no right to the return of their funds during the term of the escrow.  Following the initial closing of the sale of the minimum number of shares, we may continue to offer the remaining shares on the same terms as set forth in this Prospectus until October 31, 2004, on which date the offering will terminate.

TO CONTACT US

Our principal executive offices are located at 8140 North Mopac Expressway, Westpark III, Suite 200, Austin, Texas  78759. Our telephone number is (512) 345-0280. Our website address is www.Trans-Century.com.

USE OF PROCEEDS

Net proceeds to the Company (after expenses of the offering) are expected to be approximately $2,930,000 if the Minimum Offering is sold and $9,980,000 if the Maximum Offering is sold. Net proceeds are intended to be used as follows:

Minimum Offering

Maximum Offering

Dollars

Percent

Dollars

Percent

Salaries, and other working capital needs

$   575,000

19.6%

$1,575,000

15.8%

Payments of amounts owed to

certain officers and directors

$     55,000

1.9%

$     55,000

0.6%

Reserves – Captive Insurance Company

$2,300,000

  78.5%

$8,350,000

  83.6%

Total

$2,930,000

100.0%

$9,980,000

100.0%

Each trademark, trade name, or service mark of any other company appearing in this prospectus belongs to its holder.

SELECTED FINANCIAL DATA

     December 31,

June 30,

2002

2001

2003

STATEMENT OF OPERATIONS DATA

Revenues

$      565,016

$      727,300

$352,772

Net earnings (loss)

$   (713,389)

$(1,435,710)

$(250,982)

Net earnings (loss) per common share

$         (0.05)

$         (0.13)

$(0.02)

Weighted average shares outstanding

13,680,411

11,095,890

13,500,000

Shares outstanding at the end of the period

13,500,000

14,000,000

13,500,000

BALANCE SHEET DATA

Total equity (deficit)

$(1,866,949)

$(1,153,060)

$(2,117,931)

Total assets

$      401,631

$      413,534

$      397,513

RISK FACTORS

   Investing in our Common Stock involves substantial risks. You should carefully consider the risks and uncertainties described below before making an investment decision. These risks and uncertainties are material risks and uncertainties which may adversely affect our business.  If any of the following risks or uncertainties actually occur, our business, financial condition or results of operations may be materially and adversely affected.

Risks Related to our Business

We have no operating history in the business of participating in risk associated with health insurance, which makes it difficult to evaluate our future prospects.

The Company was incorporated in November 1998 but had no operations until the reverse merger on November 19, 2001 with Trans-Century Resources, Inc., a Texas Corporation, which had been in operation since 1982, most of that time as TCO Trans-Century, Limited, a managed healthcare consulting business.  The Texas corporation has experience in providing risk management services to its clients, including oversight of the payment of medical claims, analysis of the level of medical costs, premium setting, and coordination of catastrophic insurance requirements.  Furthermore, a number of Trans-Century’s principals have prior experience with hospitals and/or physicians engaged in these activities.  However, the Company has not directly participated in the risk associated with health insurance, and as a result has no operating history in that area upon which you can evaluate our business and long-term prospects.  Accordingly, you should consider our prospects in light of the risks, expenses and difficulties that companies in their earlier stage of development encounter. Our success depends upon our ability to address those risks successfully.

We have a recent history of losses and expect our losses to continue for the immediate future, which could result in a reduction or loss in the value of your investment.

We forecast our future expense levels based on our operating plans and our estimates of future revenues.  If our revenues grow at a slower rate than we anticipate, or if our spending levels exceed our expectations or cannot be adjusted to reflect slower revenue growth, we may not generate sufficient revenues to achieve or sustain profitability.  In this case, the value of your investment could be reduced or lost. For the year ended December 31, 2002, we incurred a net loss of $713,389.  For the six months ended June 30, 2003, we incurred a net loss of $250,982.  We expect to continue to incur losses for the immediate future as we build our infrastructure, continue our sales and marketing efforts and continue development of regional health plans and stop-loss products. Even if we do achieve profitability, we may not sustain or increase profitability on a quarterly or annual basis.

We have not been able to fund our proposed operations from cash generated by our business, and we may need capital in the future in addition to the proceeds from this offering.  Our efforts to raise additional capital may result in a dilution of your interest, and our failure to raise additional capital may cause the Company to be unable to continue in business as a going concern.

We have principally financed our proposed operations to date through shareholder loans and advances and the private placement of shares of our common stock. We currently anticipate that our available cash resources combined with the net proceeds from this offering and operating revenues will be sufficient to meet our anticipated capital expenditures and working capital requirements through at least the next twelve months. As discussed elsewhere, the majority of the proceeds from this offering will be used to fund insurance reserves. Without the proceeds of this offering, neither the Company nor its principals have the financial resources to fund such reserves, which are generally required to equal or exceed 5% of the budgeted annual insurance risk premium. The insurance risk premium is that portion of the total premium expected to be used for the payment of claims filed by insureds.  If our actual benefits cost substantially exceeds the amount budgeted, the reserves may need to be used to fund the excess cost incurred.  In that event, additional capital may need to be raised to replenish reserve balances.

Furthermore, the time period for which we believe our capital is sufficient is only an estimate. We may need to raise additional funds sooner to fund insurance reserves needed if the Company’s growth is greater than projected, to develop new or enhance existing services or products, to respond to competitive pressures or to acquire complementary products, businesses or technologies.

If additional funds are raised through the issuance of equity or equity-linked securities, the relative ownership percentage of our stockholders would be reduced. These securities could also have rights, preferences or privileges senior to those of your common stock.  Furthermore, we may not be able to obtain additional financing when needed or on terms favorable to the Company or our stockholders. If additional financing is not available on favorable terms or at all, the Company may be unable to continue in business as a going concern.

We expect to grow rapidly and need to retain key personnel in order to manage our growth effectively.  The loss of key personnel could materially harm our business and operating results.

We expect our proposed business to rapidly expand and we expect that it will continue to grow as we expand into regions that we believe fit our feasibility criteria. If we are not able to expand our operations in an efficient manner, our expenses could grow disproportionately to revenues or our revenues could decline or grow more slowly than expected, either of which could decrease the value of your investment. As of June 30, 2003, we employed eleven people and we plan to continue to add to our administrative, sales and marketing personnel. We expect that we will need to implement new operational and financial systems, procedures and controls, hire and train new employees, and coordinate our technical, accounting, finance, marketing and sales staffs. These new systems and personnel will require a significant period of time and expense to integrate and may strain our resources.

Managing our growth successfully will depend in large part on the continued service of our key management personnel, including Mary W. Patterson, Larry Stockman, and Stephen L. Cobb, each of whom has extensive experience in healthcare services.  Currently, Mrs. Patterson and Messrs. Stockman and Cobb have entered into written employment agreements with the Company.  The Company does not currently have key person insurance coverage on these individuals.  Employment of competent management and other personnel familiar with the practice of medicine, the managed care environment, and insurance products is essential to the success of our business and we must employ and retain such personnel in the future in order to effectively manage growth.  The loss of key personnel could materially harm our business and operating results.

We expect our quarterly operating results to fluctuate, which could lower the value of our stock.

Our lack of extensive experience in the healthcare insurance industry and the rapidly changing nature of the market in which we compete make it difficult to accurately forecast our revenues and operating results. Our operating results are unpredictable and we expect them to fluctuate in the future due to a number of factors. These factors may include, but are not necessarily limited to, among others:

Deteriorating general economic conditions leading to increased lapses and/or decreased sales of our regional health plan and stop-loss products;

Regulatory developments, including changes in governmental regulations;

Increased pricing competition;

Adverse levels of utilization of healthcare services relative to our risk assumptions;

An inability to obtain timely and appropriate premium rate increases for health insurance;

An inability to achieve the anticipated levels of administrative and operational efficiencies; and

The customer response to new products and marketing initiatives.

For these reasons, period-to-period comparisons of our results of operations are not and will not be necessarily a reliable indication of future performance.  The fluctuation of our operating results could lower the value of our stock.

Providing medical services entails inherent risks, including possible malpractice claims against our participating physicians and disputes over coverage.  Successful malpractice or wrongful-denial-of-benefits claims could have a material adverse effect on our business.

The physicians and hospitals that will participate in our networks deliver medical services to the public and, therefore, are exposed to the risk of professional liability claims. Claims of this nature, if successful, could result in damage awards to the claimants that may exceed the limits of any applicable insurance coverage. Insurance against losses related to claims of this type can be expensive and varies widely from state to state. We neither control the delivery of services by affiliated hospitals and physicians nor monitor compliance with certain regulatory and other requirements directly applicable to hospitals and physicians.

Nevertheless, our insurance does not cover certain types of risks and liabilities and there can be no assurance that the limits of coverage that we maintain will be adequate to cover losses in all instances.  The Company presently has a general liability policy, including errors and omissions, providing coverage of $1 million per loss and in the aggregate.  We are typically indemnified under our service agreements for claims against the hospitals and physicians. However, successful malpractice claims asserted against the hospitals and physicians, the payors or us, could have a material adverse effect on our business.

Our health plans, like other health plans generally, will exclude certain healthcare services from coverage under the health plans.  Therefore, we are likely, in the ordinary course of our business, to be subject to claims by enrollees arising out of decisions to restrict treatment or reimbursement for certain services.  The loss of even one such claim, if it results in a significant punitive damages award, could have a material adverse effect on our business.

Changes in regulations by the federal or state governments could increase the insurance reserves needed by the Company or the benefits it must provide to its insureds, and could significantly change the relationships between the Company and its contracted network of hospitals and physicians. This could result in a material adverse effect on our business and may cause our stock price to decline or the loss of your entire investment.

Healthcare providers are subject to intensive state and federal government regulation.  Such regulation may either relate to our business operations or to the financial condition of regulated subsidiaries.  It is anticipated that there may be extensive additional changes to state and federal regulation of healthcare providers and insurers over the next several years.  Such changes could require higher levels of reserves to be maintained or otherwise increase our cost of doing business. Changes that might be imposed could have an adverse impact on our ability to operate and compete successfully.  In this event, the trading price of our common stock may decline, and you may lose part or all of your investment.

If we are unable to purchase reinsurance and transfer risk to reinsurers, our net income may be reduced or we could incur a loss, which may cause our stock price to decline.

A significant feature of our risk management programs is the utilization of reinsurance to transfer a substantial portion of the risk not retained by the insured. The availability and cost of reinsurance is subject to market conditions, which are outside of our control. As a result, we may not be able to successfully purchase reinsurance and transfer risk through reinsurance arrangements.  Furthermore, as discussed above, we have not yet contracted with any reinsurance carriers because proceeds from this offering are necessary to contract with reinsurance and other insurance partners.  A lack of available reinsurance would adversely affect the marketing of our programs and/or force us to retain all or a part of the risk that cannot be reinsured.

If we were required to retain these risks and ultimately pay claims with respect to these risks, our net income may be reduced or we could incur a loss. In addition, we are subject to credit risk with respect to our reinsurers because the transfer of risk to a reinsurer does not relieve us of our liability to the insured. The failure of a reinsurer to honor its obligations would reduce our net income or could cause us to incur a loss, which may cause our stock price to decline.

After this offering, our executive officers and directors will still control all matters requiring a stockholder vote, which will give these individuals control over all shareholder actions and may have the effect of delaying, deterring or preventing a change in control.

Currently, our officers and directors in the aggregate, beneficially own approximately 75.56% of our outstanding Common Stock. Upon the closing of the minimum offering, our officers and directors will own approximately 70.34% of the shares of our outstanding Common Stock, and approximately 60.54% of the shares of our outstanding Common Stock upon the closing of the maximum offering. As a result, such persons, acting together, will have the ability to control the vote on all matters requiring approval of our stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership among a small number of our stockholders may also have the effect of delaying, deferring or preventing a change in control.

The insurance and reinsurance premium revenue of the Company may be insufficient to cover the cost of benefits payable to its insured, which may adversely affect our business and trigger a decline in our stock price.

Our ability to become profitable will depend, in part, on determining the premiums we charge by accurately predicting healthcare costs and our ability to control future healthcare costs through underwriting criteria, utilization management to provide the most appropriate care, product design of benefits included, and negotiation of favorable physician and hospital contracts. Healthcare premiums to be charged are calculated using estimates of the expected cost of providing medical services to insureds, and the Company has no historical data available to assist it in determining its premiums.  Furthermore, changes in utilization rates, demographic characteristics, the regulatory environment, healthcare practices, inflation, new technologies, clusters of high-cost cases and numerous other factors effecting healthcare costs may adversely affect our ability to predict and control healthcare costs, as well as the Company’s financial condition, results of operations or cash flows, and result in a reduction in the market value of our common stock.

The majority of the proceeds from this offering will be used as a reserve to cover claims filed which substantially exceed the portion of premiums received designated for benefit payments.  As discussed above, our lack of operating history in our planned community-based, regional health plan business offers little information to serve as a basis for evaluating us and our long-term prospects.

Additional competitors may enter our targeted markets, which could cause a material adverse effect on our business and trigger a reduction in our stock price.

Managed healthcare organizations operate in a highly competitive environment that is subject to significant change from legislative reform, business consolidations, new strategic alliances, aggressive marketing practices by other managed healthcare organizations, the development of companies offering internet-based connections between providers, employers and members and other market pressures.  There are a number of large, experienced, and highly capitalized insurance companies that could enter the markets targeted by the Company.  The smaller populations characteristic of our targeted markets make them of less interest to these companies, due in large part to the cost of establishing contracts there with hospitals, physicians, and other participants in health insurance such as insurance agents.  The Company views its existing relationships in its targeted markets with hospitals and physicians as a distinct advantage.  However, there is no guarantee that these larger companies will not enter the target markets.  Any increase in the competition in our markets could significantly reduce our revenue, have a material adverse effect on our financial condition, cash flows or results of operations, and result in a reduction in the market price of our common stock.

The Company’s ability to sell its products and obtain an acceptable number of insured persons will require the services of independent agents and brokers, and our failure to recruit and retain independent agents and brokers could adversely affect our business and trigger a reduction in our stock price.

We plan to rely upon the services of independent agents and brokers in the marketing of our health plans.  Such independent agents and brokers are typically not exclusively dedicated to our business or plans and may frequently also market healthcare plans of existing and potential competitors.  We face intense competition for the services and allegiance of independent agents and brokers.  Our failure to attain such allegiance could adversely affect our ability to sell our health plans in our target markets.  The smaller the number of insured persons the Company is able to obtain in a market, the greater the risk that the cost of medical services to its insured persons will exceed the associated premium revenue.  Without an adequate number of insured persons to share the cost of healthcare services provided to the insured group as a whole, the Company will have a higher risk of loss, which may cause a reduction in the market price of its common stock.

Risks Related to our Common Stock

No market currently exists for our shares, and none may develop following this offering.  If the common stock is traded only on the OTC Bulletin Board or “pink sheets,” liquidity in the common stock may be severely limited.

We anticipate making an application to allow our stock to trade on the Bulletin Board System maintained by OTC or the successor to the Bulletin Board System, the Bulletin Board Exchange.  If we fail to apply or be accepted by the OTC Bulletin Board System or the Bulletin Board Exchange, our shares will only be traded on the “pink sheet” market.  Stocks in the OTC Bulletin Board or "pink sheet" market ordinarily have much lower trading volume than in other markets, such as the NASDAQ SmallCap Market. Very few market makers take interest in shares traded over-the-counter, and accordingly the markets for such shares are less orderly than is usual for NASDAQ SmallCap Market stocks.  All of these factors may cause the liquidity in the Company’s common stock to be severely limited. As a result of the low trading volumes ordinarily obtained in OTC Bulletin Board and “pink sheet” markets, sales of common stock in any significant amount could not be absorbed without a dramatic reduction in price. Moreover, thinly traded shares in the OTC Bulletin Board and “pink sheet” markets are more susceptible to trading manipulations than is ordinarily the case for more actively traded shares.

“Penny stock” rules may make buying or selling our shares difficult, severely limiting the market price of our shares and the liquidity of our shares.

Trading in our shares is subject to the “penny stock” regulations adopted by the United States Securities Exchange Commission.  These regulations generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions.  These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction.  Unless an exception is available, the regulations require delivery, prior to any transaction involving penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and registered representative and current quotations for the securities they offer.  The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our stock, which could severely limit the market price and liquidity of our stock.

We will have a substantial amount of common stock eligible for future sale, which may adversely affect the market price of our stock.

Purchasers of our shares in this offering will be able to immediately sell their 1,000,000 to 3,350,000 shares into the market. We cannot predict the effect of the foregoing sales on the then-market price of our Common Stock. It is likely that market sales of large amounts of these shares (or the potential for these sales even if they do not occur) may adversely affect the market price of our stock when a purchaser wishes to sell his, her or its shares purchased in the offering. Additionally, were the market price for our shares adversely affected by these market overhangs, we would be required to issue securities to the public at a lower price than would otherwise be the case, should we be required to raise additional funds.

Our failure to keep our prospectus current or qualify the sale of stock in various states may prevent us from completing this offering and result in a loss of your use of your investment during the term of this offering.

After our registration statement becomes effective we will be required to file a post-effective amendment if facts or events occur which represent a material change in the information contained in the registration statement.  Although we intend to maintain a current registration statement, there can be no assurance that we will be successful in maintaining a current registration statement. We intend to qualify the sale of the shares sold by us in a limited number of states.  We can provide no assurances that we will be able to successfully qualify our shares for sale in any state. If we cannot maintain a current registration statement or qualify in certain states, we may not be able to complete the offering as described in this prospectus, and you may lose the use of your investment during the term of this offering.

The offering price for our shares does not necessarily bear any relationship to our assets, book value, earnings or other established criteria of value.  Consequently, our offering price is arbitrary and the value of our securities may never reach the offering price.

There has been no prior public market for our shares. The price to the public of the shares offered hereby has been determined by the Company. Among factors considered in determining the offering price were the history of, and the prospects for, our business, an assessment of our management, our past and present operations, our development and the general condition of the securities market at the time of this offering. The offering price for the shares does not necessarily bear any relationship to our assets, earnings, book value or any other recognized criteria of value. The offering price of $3.00 per share is substantially in excess of our pro forma net tangible book value of $0.06 per share if the minimum offering is sold and $0.47 per share if the maximum offering is sold, and in excess of the price received by us for shares sold in prior securities transactions.  Consequently, our offering price is arbitrary and the value of our securities may never reach the offering price.

We will have broad discretion in using the proceeds of this offering, and the value of your investment may suffer if the proceeds are not applied effectively.

We intend to use all of our proceeds from this offering for working capital and reserves for claims obligations of our captive insurance company. In addition to providing the funds necessary for ongoing operations and the development of relationships necessary to offer health plans, working capital purposes may include prepayment of debt, infrastructure development of services initially outsourced such as claims administration, and development of joint ventures with service vendors to provide common incentives for successful medical management or administration purposes.  Accordingly, we will have broad discretion in using our proceeds. You will not have the opportunity to evaluate the economic, financial or other information that we will use to determine how to use our proceeds. If we use the proceeds of this offering for purposes that do not increase our revenues, the value of your investment could be reduced.

We do not anticipate payment of dividends, and investors will be wholly dependent upon the market for the common stock to realize economic benefit from their investment.

We currently intend to retain all future earnings, if any, for funding our growth and, therefore, do not expect to pay any dividends in the foreseeable future. The declaration and payment of dividends are subject to the discretion of our board of directors.  Consequently, investors in this offering must rely on stock appreciation for any return on their investment.

New investors will suffer immediate and substantial dilution in the net tangible book value of their shares.

Investors participating in the initial public offering will incur an immediate, substantial dilution of $2.94 in the net tangible book value per shares of the common stock from the offering price of $3.00 per share, if the minimum offering is sold and $2.53 if the maximum offering is sold. Furthermore, to the extent that we issue additional shares of our common stock pursuant to acquisitions or our strategic relationships, or issue options or warrants to purchase our common stock, these options, when exercised, will result in further dilution.

FORWARD LOOKING STATEMENTS

Some of the statements in this prospectus constitute forward-looking statements. These statements involve risks known to us, significant uncertainties and other factors which may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

     In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential" or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions. In evaluating these statements, you should specifically consider various factors, including the risks outlined below. These factors may cause our actual results to differ materially from any forward-looking statement.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We undertake no obligation, and do not intend to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

     The forward-looking statements made in this prospectus are based on events through the date on which the statements are made.

USE OF PROCEEDS

We estimate that the net proceeds from the offering are approximately $2,930,000 if the minimum offering is sold, and $9,980,000 if the maximum offering is sold based on the assumed public offering price of $3.00 per share and after deducting expenses of $70,000.

We intend to utilize the net proceeds of this offering over the next twelve to twenty-four months as follows:

Minimum Offering

Maximum Offering

Percent of

Percent of

Dollars

Net Proceeds

Dollars

Net Proceeds

Salaries and other

   working capital needs (1)

$   575,000

19.6%

$1,575,000

15.8%

Payment of amounts owed

   to certain officers and directors (2)

$     55,000

1.9%

$     55,000

0.6%

Reserves – Captive Insurance

     Company (3)

$2,300,000

  78.5%

$8,350,000

  83.6%

Total

$2,930,000

100.0%

$9,980,000

100.0%

(1)

As shown below under “Executive Compensation”, the Company’s executive officers have waived some or all of their salaries to date.  A significant portion of the working capital obtained from the offering may be needed to fund executive salaries if the Company is unable to generate sufficient premium revenue from the development and marketing of its health plan products.

(2)

A portion of the proceeds will be used to pay amounts owed to certain officers and directors.  Two notes aggregating $55,000 are due January 1, 2004.  To maximize the use of the proceeds from this offering in implementing the Company’s business plan, the remaining amount due to officers and directors, aggregating $1,805,170 at June 30, 2003, was restructured in 2002.  Under the terms of the restructured agreement, principal payments of $100,000 shall be made on a quarterly basis commencing October 1, 2004.  Accrued interest on the note shall be payable monthly upon the Company's receipt of equity funding in an amount equal to or greater than  $2,000,000.  A mandatory monthly payment for accrued interest in the amount of $1,500 per month commenced in April 2003.

(3)

Reserves are required by various regulatory entities for potential claims obligations of our insurance subsidiary that exceed the percentage of our premium revenue budgeted for claims.  No claims obligations presently exist.  For more information about potential claims obligations, see discussion under “Business – General” and under “Risk Factors - The insurance and reinsurance premium revenue of the Company may be insufficient to cover the cost of benefits payable to its insureds, which may adversely affect our business and trigger a decline in our stock price”.

Planned working capital expenditures from the proceeds of this offering include retaining the services of a third-party administrator for our health plans and outsourcing medical management functions associated with the plans.  We may pursue other options for obtaining these or other services, including the acquisition of companies that complement our business, if the options appear reasonable in light of their impact on our earnings and cash flow. However, we currently have no understandings, commitments or agreements with respect to any such acquisition. Depending upon the timing of any such acquisition, the source of funds for any such acquisition may include a portion of the proceeds from this offering as well as funds generated by operations.

Pending use of the net proceeds for the above purposes, we intend to invest such funds in short-term, interest-bearing, investment-grade obligations.

The foregoing discussion represents our best estimate of the allocation of the net proceeds of this offering based upon our current plans. Actual expenditures may vary substantially from these estimates and we may find it necessary or advisable to reallocate the net proceeds within the above-described categories or to use portions thereof for other purposes.

DIVIDEND POLICY

We currently intend to retain all future earnings, if any, for funding our growth and, therefore, do not expect to pay any dividends in the foreseeable future. The declaration and payment of dividends are subject to the discretion of our board of directors.

ARBITRARY DETERMINATION OF OFFERING PRICE

There has been no prior public market for our shares. The price to the public of the shares offered hereby has been arbitrarily determined by us. Among factors considered in determining the offering price were the history of, and the prospects for, our business, an assessment of our management, our past and present operations, our development and the general condition of the securities market at the time of this offering. The offering price for the shares does not necessarily bear any relationship to our assets, earnings, book value or any other recognized criteria of value. The offering price of $3.00 per share is substantially in excess of our pro forma net tangible book value of $0.06 per share if the minimum offering is sold and $0.47 per share if the maximum offering is sold, and in excess of the price received by us for shares sold in prior securities transactions.

DILUTION

The following table summarizes the investments of all existing stockholders and new investors after giving effect to the sales of the shares offered hereby.

                   Maximum Offering (1)

    Total Consideration Paid

Percent

Percent

Average Price

Number

of Total

Amount

of Total

Per Share

          Present stockholders

13,500,000

 80.12

$    13,500

  0.13

$0.001

          New stockholders

   3,350,000

 19.88

10,050,000

  99.87

$3.000

                         Total

16,850,000

100.00

$10,063,500

100.00

$0.597

  (1)  This Maximum Offering table assumes the sale of 3,350,000 shares at a per share price of $3.00 per share.

                   Minimum Offering (1)

    Total Consideration Paid

Percent

Percent

Average Price

Number

of Total

Amount

of Total

Per Share

             Present stockholders

13,500,000

   93.10

$    13,500

0.45

$0.001

             New stockholders

  1,000,000

   6.90

 3,000,000

  99.55

$3.000

                         Total

14,500,000

  100.00

$3,013,500

100.00

$0.208

 (1)  This Minimum Offering table assumes the sale of 1,000,000 shares at a per share price of $3.00 per share.

Investors participating in the initial public offering will incur an immediate, substantial dilution of $2.94 in the net tangible book value per share of the common stock from the offering price of $3.00 per share, if the minimum offering is sold and $2.53 if the maximum offering is sold. Furthermore, to the extent that we issue additional shares of our common stock pursuant to acquisitions or our strategic relationships, or issue options or warrants to purchase our common stock, these options, when exercised, will result in further dilution.

As of June 30, 2003, our net tangible book deficit was ($2,117,931) or ($0.16) per share. Our net tangible book deficit per share means our tangible assets, less all liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale by us of 1,000,000 shares if the minimum offering is sold and after deducting estimated offering expenses, adjusted net tangible book value would be $812,069 or $0.06 per share. The result will be an immediate increase in net tangible book value per share of $0.22 to existing stockholders and an immediate dilution to new investors of $2.94 per share.

After giving effect to the sale by us of 3,350,000 shares if the maximum offering is sold and after deducting estimated offering expenses, adjusted net tangible book value would be $7,862,069 or $0.47 per share. The result will be an immediate increase in net tangible book value per share of $0.63 to existing stockholders and an immediate dilution to new investors of $2.53 per share.

As a result, investors in this offering will bear most of the risk of loss since their shares are being purchased at a cost substantially above the price that existing stockholders paid for their shares. "Dilution" is determined by subtracting net tangible book value per share after the offering from the offering price to investors. The following table illustrates this dilution.

Minimum

Maximum

Offering

Offering

Offering price per share of the common stock offered

  hereby

$3.00

$3.00

Net tangible book value per share, before the offering.....

 $(0.16)

 $(0.16)

Increase per share attributable to the sale of the shares

 offered hereby

$0.22

$0.63

Pro forma net tangible book value per share, after the

 offering

$0.06

 $0.47

Dilution per share to new investors

$2.94

$2.53

=====

=====

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2003:

*

on an actual basis;

*

on a pro forma as adjusted basis to give effect to the receipt of the estimated net proceeds from the sale of the minimum offering of 1,000,000 shares of common stock at the offering price of $3.00 per share after deducting estimated offering expenses; and

*

on a pro forma as adjusted basis to give effect to the receipt of the estimated net proceeds from the sale of the maximum offering of 3,350,000 shares of common stock at the offering price of $3.00 per share after deducting estimated offering expenses.

The number of shares of common stock to be outstanding after this offering is based on the number of shares outstanding as of June 20, 2003 and does not include the following:

*

Up to 350,000 shares issuable upon exercise of the Page One Warrants; and

*

2,500,000 shares of common stock reserved for issuance pursuant to future grants under the 2002 Stock Option/Stock Issuance Plan.

The information below is qualified by, and should be read in conjunction with, our "Management's Discussion and Analysis" and the financial statements and the notes to those statements appearing at the end of this prospectus.

         AT JUNE 30, 2003

_____________________________________________

Pro forma

Pro forma

Minimum

Maximum

Actual

(1)

(2)

Long term debt

$1,816,902

$1,816,902

$1,816,902

Stockholders' equity

 Common stock, $.001 par value

   100,000,000 shares authorized,

   14,000,000 issued actual;  15,000,000

   issued, pro forma, if minimum sold;

   17,350,000 issued, pro forma, if

   maximum sold

$      14,000

$      15,000

$      17,350

 Additional paid in capital

$                -

$ 2,929,000

$ 9,976,650

 Accumulated deficit

$(2,131,431)

$(2,131,431)

$(2,131,431)

 Less cost of treasury stock, 500,000 share

            (500)

           (500)

            (500)

 Total stockholders’equity (deficit)

$(2,117,931)

$     812,069

$  7,862,069

________________

(1)

Assumes the net offering proceeds of $2,930,000 from the sale of 1,000,000 shares of common stock at $3.00 per share.

(2)

Assumes the net offering proceeds of $9,980,000 from the sale of 3,350,000 shares of common stock at $3.00 per share.

PLAN OF DISTRIBUTION

As of the date of this prospectus, the shares we intend to offer have not been registered for sale under the securities laws of any state. We are offering 1,000,000 shares minimum and 3,350,000 shares maximum of Trans-Century Resources’ common stock to the public at $3.00 per share. The minimum purchase required of an investor is $3,000, although management may, at their sole discretion, accept a lower amount.

The gross proceeds to us will be $2,930,000 if 1,000,000 are sold or a maximum of $9,980,000 if all the shares offered herein are sold. No commissions or other fees will be paid, directly or indirectly, to any person or firm in connection with solicitation of sales of the shares. No public market currently exists for shares of Trans-Century Resources common stock. It is our intention to seek a market maker to apply for trading of our common stock on the Over the Counter Bulletin Board, also known as the OTCBB, following the effectiveness of this registration statement. However, no such efforts have yet been undertaken and no assurances are given that any such efforts will prove successful. Because of this, investors may not be able to readily dispose of any shares purchased in this offering.

Conduct of the Offering.

The offering is a self-underwritten, best-efforts offering by the Company through Mary W. Patterson and D. L. Patterson, two of our officers and directors. Mr. & Mrs. Patterson will offer the shares by prospectus to acquaintances, friends and business associates without registration as a broker-dealer under the Securities Exchange Act of 1934 by virtue of Rule 3a4-1 of that Act based upon the following:

•   They are not subject to any statutory disqualification at the time of their participation;

•   They will not be compensated in connection with their participation by the payment of a commission or other remuneration either directly or indirectly on transactions in securities;

•   They are not and will not be at the time of their participation an associate person of a broker or dealer;

•   Each of them primarily performs, and intends to continue to perform at the end of the offering, substantial duties for and on behalf of our company otherwise than in connection with transactions and securities;

•   Neither of them was a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and

•   Each of them will restrict their participation to the following activities:

•   Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation of a potential purchaser;

•   Responding to inquiries of potential purchasers in communication initiated by the potential purchasers, provided, however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document; and

•   Performing ministerial and clerical work involved in effecting any transaction.

As of the date of this prospectus, we have not retained a broker to sell the shares. In the event we retain a broker who may be deemed an underwriter, we will file an amendment to the registration statement with the Commission.

Method of Subscribing.

Each person desiring to subscribe to the shares must complete, execute, acknowledge and deliver to Trans-Century a subscription agreement.  By executing the subscription agreement, the subscriber is agreeing that if the subscription agreement is accepted by the Company and the minimum offering is closed, such subscriber will be a shareholder in Trans-Century.

Promptly upon receipt of subscription documents by us, we will make a determination as to whether a prospective investor will be accepted as a shareholder in Trans-Century. Subscribers must pay $3.00 per share in cash, wire transfer, or by check, bank draft or postal express money order payable in U.S. dollars to “Trans-Century Resources, Inc.,” and payment must be delivered to Wells Fargo Bank Texas, N.A. in accordance with the subscription agreement.  We may reject a subscriber’s subscription agreement for any reason. Subscriptions will be rejected for failure to conform to the requirements of this prospectus (such failure to follow the proper subscription procedure), insufficient documentation, over subscription to the Company, or such other reasons that we determine to be in the best interest of the Company. If a subscription is rejected, in whole or in part, the subscription funds, or portion thereof, will be promptly returned to the prospective investor without interest by depositing a check (payable to said investor) in the amount of said funds in the U.S. mail, certified returned-receipt requested. Subscriptions may not be revoked, cancelled or terminated by the subscriber, except as provided herein.

Following acceptance of the subscription, all funds will be held in escrow in an account with Wells Fargo Bank Texas, N.A. until at least 1,000,000 shares are sold, at which time the initial closing of the sale of shares under this Prospectus will occur and the funds will be delivered to the Company. If the initial closing does not occur by twelve months from the effective date of this registration statement, we may extend the offering date until October 31, 2004. If this threshold is not reached within the prescribed time, all funds placed in the escrow account will be promptly returned, without interest or deduction. Subscribers will have no right to the return of their funds during the term of the escrow.  Following the initial closing of the sale of the minimum number of shares, we may continue to offer the remaining shares on the same terms as set forth in this Prospectus until October 31, 2004, on which date the offering will terminate.

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following management’s discussion and analysis should be read together with the financial statements and related notes of Trans-Century Resources, Inc. included in this prospectus, beginning on Page F-1.  This management’s discussion and analysis contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those anticipated in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in “Risk Factors” beginning on page 6 . There are no new accounting standards not yet adopted which would be expected to have a material effect on the Company’s historical financial statements.

Trans-Century Resources and its predecessors have provided managed healthcare consulting services to hospital and physician group clients since 1982. Those services have traditionally included negotiating contracts with commercial health insurance companies on behalf of its clients, and assisting clients in developing managed care programs such as provider-sponsored HMOs.

Based upon ongoing concerns expressed by clients regarding instability in their markets and in their relationships with commercial health insurance companies, the principals of Trans-Century Resources began intensive investigation in 1999 of existing and proposed healthcare financing and delivery models, in an effort to identify insurance and/or related solutions that would best address those concerns.  As discussed below under “Business – General”, the Company identified a market-driven, collaborative effort among the various stakeholders in each community, including employers, physicians and hospitals, insurance companies, and community leaders, as providing the best model to satisfy specific and future community needs.

The effort involved in identifying and preparing the framework needed for such a model, and its detailed components, has affected the Company's financial position and results of operations in three ways.

First, Trans-Century Resources saw a significant decline in its revenue from traditional consulting services. Billable hours associated with consulting services decreased substantially from their levels of prior years as a result of the time spent by the Company's principals in creating the Trans-Century Health Plans concept.

Second, the need for an entity that could participate in insurance risk was recognized early in the process. In April 2000, a group including a shareholder of the Company established Community Health-Risk Corporation ("CHRC"), a captive insurance company domiciled in the British Virgin Islands. CHRC was invoiced by Trans-Century Resources for billable hours and out of pocket expenses associated with the development of a community-based health plan concept until mid-2001, when the Company acquired the stock of CHRC for $30,000 of debt payable to the shareholder of the Company. CHRC had recorded an intangible asset of approximately $933,000 to reflect capitalization amounts invoiced by Trans-Century Resources. Trans-Century Resources recorded total revenue of approximately $211,000 in 2001 for amounts invoiced to CHRC. CHRC made only one payment of $3,500 on amounts invoiced by the Company.

The financial impact of the CHRC acquisition in mid-2001 on the Company's operations in 2001 and 2002 was two-fold. Management determined that the intangible asset of approximately $933,000 associated with the Company's investment in CHRC had no value and charged it, along with the acquisition cost of CHRC of $30,000, against 2001 earnings. In addition, revenue recorded by Trans-Century Resources from CHRC declined by approximately $211,000 between 2001 and 2002.

Third, substantial legal, accounting, and other costs have been incurred in connection with the Company's financing and infrastructure development efforts. Such efforts have included the employment during 2002 of a number of individuals who had previously provided contract services to the Company. This change, along with the establishment of an office in Salt Lake City, Utah, contributed to increases in salaries and related expenses, rent expenses, and office supplies expenses, and a decrease in selling, general and administrative expenses between 2001 and 2002.

As a result, the Company sustained losses of approximately $700,000 and $1.4 million in 2002 and 2001, respectively, and has a working capital deficiency of $235,493 and an accumulated deficit of $1,880,449 as of December 31, 2002. One of the Company's directors continues to fund its working capital requirements on an as needed basis; however, there is no assurance that such funding will be available indefinitely.

Accordingly, the ability of the Company to continue as a going concern with its existing branch offices and personnel levels is dependent on its ability to raise additional capital and implement its business plan, including its program for regional insured group health plans. Significant changes in branch offices and personnel levels would allow the Company to generate cash flow from operations, but would also severely limit its chances for successful implementation of its program for regional insured group health plans.

To reduce the working capital required for debt repayment during initial implementation of its business plan, the Company restructured its unsecured note payable to a director. That note, which originally required payment of principal on January 1, 2004 and had a balance of $1,594,570 at December 31, 2002, was restructured to require principal payments of $100,000 on a quarterly basis commencing October 1, 2004.

At December 31, 2002, the Company had little data available on trends in the specific markets targeted for its proposed insured health plan operations. However, the increase in healthcare costs and demand for healthcare services experienced nationwide indicate increasing market demand for products such as the regional insured group health plan model proposed by the Company. There are no material commitments for the capital resources of the Company as of December 31, 2002, and any such commitments will be considered only upon the securing of the financing needed to implement the Company's business plan.

The Company expects to incur losses for the near future resulting primarily from the maintenance of existing branch offices and personnel associated with its program for regional insured group health plans. However, the Company continues to develop additional revenue sources that are both independent of and complementary to the development of the Trans-Century Health Plans. These sources include a contract obtained in July 2002 for the management of an existing physician organization, and ongoing fees associated with supporting a supply-chain management initiative between a national distributor and existing provider clients.

Management believes that Trans-Century Resources will be successful in meeting its working capital needs from operations and from private financing until the proceeds of an anticipated public offering become available.

The Company believes that its existing resources, together with the estimated net proceeds from the anticipated public offering, will be sufficient to fund its operations for at least the next 12 months. However, if it expands more rapidly than currently anticipated, if its working capital needs exceed its current expectations or if it makes acquisitions and investments beyond its current expectations, Trans-Century Resources will need to raise additional capital from equity or debt sources. The Company cannot be sure that it will be able to obtain the additional financing to satisfy its working capital requirements or to implement its growth strategy on acceptable terms or at all. If this financing cannot be obtained, the Company may be forced to curtail the business expansion associated with the Trans-Century Health Plans concept, and may be unable to fund its ongoing operations.

Off-Balance Sheet Arrangements.

The Company has no off-balance sheet arrangements.

Three months ended June 30, 2003 versus three months ended June 30, 2002.

The Company incurred a net loss for the three months ended June 30, 2003 of $105,490. This loss was less than the loss of $221,590 for the three months ended June 30, 2002, primarily due to:

*

Higher revenues for the three months ended June 30, 2003 of $193,922 than for the three months ended June 30, 2002 of $131,273. The three months ended June 30, 2003 included $39,267 in revenues associated with management services provided to El Paso Quality Care Network, which began in the second half of 2002 and additional revenues associated principally with other new clients.

*

Higher salaries and related expenses for the three months ended June 30, 2003 of $166,293 than for the three months ended June 30, 2002 of $150,202. These increased salaries resulted principally from the hiring of a local  manager for services to be provided to El Paso Quality Care Network. The cost of additional salaries resulting from the hiring of individuals previously providing contract services were offset by savings associated with the salary of the Company's chief operating officer, who resigned in the fourth quarter of 2002.

*

Lower selling, general and administrative costs of $49,523 for the three months ended June 30, 2003 than such costs of $64,769 for the three months ended June 30, 2002. Contracted services costs declined as a result of the hiring of individuals during the second quarter of 2003 who had previously provided contracted services to the Company.

*

Legal and accounting fees decreased from $69,757 for the three months ended June 30, 2002 to $16,598 for the three months ended June 30, 2003. The decrease in such professional fees was associated principally with higher consulting and other costs being incurred during 2002 by the Company in its efforts to raise capital.

*

Lower rent for the three months ended June 30, 2003 of $15,990 than for the three months ended June 30, 2002 of $30,477 as a result of renegotiation of lease agreements and a reduction in leased office space.

*

Higher interest expense for the three months ended June 30, 2003 of $36,943 than for the three months ended June 30, 2002 of $30,390. This increase in interest expense resulted from the additional advances made by officers and directors subsequent to June 30, 2002.

Six months ended June 30, 2003 versus six months ended June 30, 2002.

The Company incurred a net loss for the six months ended June 30, 2003 of $250,982. This loss was less than the loss of $332,556 for the six months ended June 30, 2002, primarily due to:

*

Higher revenues for the six months ended June 30, 2003 of $352,772 than for the six months ended June 30, 2002 of $284,617. The six months ended June 30, 2003 included $78,325 in revenues associated with management services provided to El Paso Quality Care Network, which began in the second half of 2002.

*

Higher salaries and related expenses for the six months ended June 30, 2003 of $290,252 than for the six months ended June 30, 2002 of $280,371. These increased salaries resulted principally from the hiring of a local manager for services to be provided to El Paso Quality Care Network. The cost of additional salaries resulting from the hiring of individuals previously providing contract services was offset by savings associated with the salary of the Company's chief operating officer, who resigned in the fourth quarter of 2002.

*

Selling, general and administrative costs of $132,330 for the six months ended June 30, 2003 higher than such costs of $127,862 for the six months ended June 30, 2002. This increase resulted principally from higher contract services and other marketing-related costs being incurred during the first quarter of 2003 than the same period during 2002.

*

Legal and accounting fees decreased from $83,759 for the six months ended June 30, 2002 to $52,933 for the six months ended June 30, 2003. The decrease in such professional fees was associated principally with higher consulting and other costs being incurred during 2002 by the Company in its efforts to raise capital.

*

Lower rent for the six months ended June 30, 2003 of $33,462 than for the six months ended June 30, 2002 of $51,977 as a result of renegotiation of lease agreements and a reduction in leased office space.

*

Higher interest expense for the six months ended June 30, 2003 of $71,902 than for the six months ended June 30, 2002 of $57,786. This increase in interest expense resulted from the additional advances made by officers and directors subsequent to June 30, 2002.

Financial Condition and Liquidity.

The Company has a working capital deficiency of $325,627 and an accumulated deficit of $2,131,431 at June 30, 2003, and expects to incur losses for the near future. One of the Company's directors is presently funding its working capital requirements on an as needed basis; however, there is no assurance that such funding will be available indefinitely. Accordingly, the ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan, including its program for regional insured group health plans.

At June 30, 2003, the Company had little data available on trends in the specific markets targeted for its proposed insured health plan operations.  However, the increase in healthcare costs and demand for healthcare services experienced nationwide indicate increasing market demand for products such as the regional insured group health plan model proposed by the Company.  There are no material commitments for the capital resources of the Company as of June 30, 2003, and any such commitments will be considered only upon the securing of the financing needed to implement the Company’s business plan.

The Company expects to incur losses for the near future, but is continuing to develop additional revenue sources that are both independent of and complementary to the development of the Trans-Century Health Plans. These sources include:

support of a supply-chain management initiative directly between a national distributor and existing healthcare provider clients, principally hospitals, physician groups, and physician organizations;

managing an existing physician organization; and

providing access to third-party entities offering receivables financing, Internet-site development, hospital EPO, and payer contract compliance analysis.

Trans-Century Resources does not currently have sufficient cash available to fund its operations, implement its business plan, and establish sufficient reserves for its captive insurance company. One of the Company's shareholders is presently funding its working capital requirements on an as needed basis; however, there is no assurance that this funding will be available indefinitely. Management believes that Trans-Century Resources will be successful in meeting its working capital needs from operations and from private financing until the proceeds of an anticipated public offering become available.

The Company believes that its existing resources, together with the estimated net proceeds from the anticipated public offering, will be sufficient to fund its operations for at least the next 12 months. However, if it expands more rapidly than currently anticipated, if its working capital needs exceed its current expectations or if it makes acquisitions and investments beyond its current expectations, Trans-Century Resources will need to raise additional capital from equity or debt sources. The Company cannot be sure that it will be able to obtain the additional financing to satisfy its working capital requirements or to implement its growth strategy on acceptable terms or at all. If this financing cannot be obtained, the Company may be forced to curtail the business expansion associated with the Trans-Century Health Plans concept, and may be unable to fund its ongoing operations.

BUSINESS

Business Development.

On December 22, 1994, an entity which had been conducting business since 1982 as Trans-Century Resources was organized into a limited partnership, TCO Trans-Century, Ltd.

Effective October 31, 2001, all right, title and interest in the limited partnership was transferred to Trans-Century Resources, Inc., a Texas corporation (T-C Texas), in exchange for shares of no-par common stock of T-C Texas. At the date of transfer, the limited partnership's assets included a wholly owned company, Community Health Risk Corporation (CHRC), acquired earlier in 2001 from a group including a director and shareholder of T-C Texas. CHRC does not have any current operations.

Also in 2001, T-C Texas acquired the assets of NuHealth Employee Assistance Program in exchange for shares of no-par common stock of T-C Texas.

Effective November 19, 2001, eInsure Networks Corporation, a Delaware corporation, consummated a Merger Agreement with T-C Texas, with eInsure Networks being the surviving corporation. Under the Merger Agreement the shareholders of T-C Texas exchanged their shares of common stock for common stock of eInsure. Before the merger, eInsure was a development stage corporation with no operations. Concurrent with the merger, eInsure changed its name to Trans-Century Resources, Inc.

General.

Since 1982, Trans-Century Resources and its Texas predecessors have provided managed healthcare consulting services to approximately 100 clients in twelve states. These clients consist primarily of hospitals and physician groups ("Providers") in non-urban markets. Services to clients include consultation about and negotiation of managed-care contracts on behalf of Providers with third-party insurance entities ("Payers") and the identification and implementation of revenue enhancement and/or cost savings programs for Provider clients. Services are provided to clients involved in insurance risk, including Provider-sponsored HMOs and employer-funded insurance programs.  The Company’s risk management services include oversight of the payment of medical claims, analysis of the level of medical costs, premium setting, and coordination of catastrophic insurance requirements.  The Company is currently providing services to approximately a dozen clients in Texas, Louisiana, and Utah.  During the six months ended June 30, 2003, one customer, El Paso Quality Care Network accounted for more than 10% of the Company's revenue, with $78,325.

Throughout our history, significant trends have developed in the healthcare insurance industry:

•

Governmental Payers such as Medicare and Medicaid have reallocated, and in many instances reduced, the amounts paid to Providers for healthcare services.

•

Providers are attempting to minimize the impact of the reductions on their earnings by increasing payments received from commercial health insurance, i.e., non-governmental payers and other sources.

•

The benefits of specific medical services and pharmaceuticals are being aggressively marketed directly to the public, which is demanding access to such benefits.

For these and other reasons, commercial health insurance Payers are incurring significant, ongoing increases in their costs. Purchasers of commercial health insurance products are being charged for the increases, in the form of higher premiums.

Employers, who purchase the majority of commercial health insurance sold, have been significantly impacted by these premium increases. Insurance premiums associated with employees' individual coverage have routinely been paid by employers, as an employee benefit. However, employees are increasingly being required to pay some portion of the premium associated with their dependents' coverage. In addition, their individual benefits are often being reduced, in an effort to reduce the premium increases being charged to their employers.

Managed care delivery models such as HMOs have been developed in the search for a solution which limits premium increases and maintains a core level of benefits. These models have met with limited success for a variety of reasons, including employees' resentment over restricted access including required use of specified network Providers, employers' concerns about potential liabilities associated with the restricted access, and Providers' resentment over reduced reimbursement levels and increased administrative burdens.

Proposals presented for healthcare reform include a governmental "single payer" solution, managed competition models, and pure private sector solutions. A number of groups have advocated private, market-driven solutions for healthcare in America, based upon input received from the various stakeholders in the healthcare system. One such group, the Wye River Group on Healthcare, has enjoyed broad participation and sponsorship from many individuals and organizations: employers such as Wal-Mart, Sears, TRW, Dow Chemical, Acme Brick, Justin Industries, Emerson, Materials Transport, Honeywell, PepsiCo, and IBM; technology and Internet companies such as Healtheon, Definity Health, Lumenos and Intel; pharmaceutical manufacturers such as Schering Plough, Orthobiotech, and Eli Lily; insurers, including Blue Cross plans and Value Options; provider groups such as Mayo Foundation and Walter Reed; professional and trade associations including the American Hospital Association, National Pharmaceutical Council, US Chamber of Commerce, and American Medical Group Association; and other organizations such as the American Cancer Society, National Chamber Foundation, PricewaterhouseCoopers, Pareto Institute, Marsh, Texas Department of Health & Human Services, Patient Safety Institute, National Center for Policy Analysis and the Progressive Policy Institute.

One private, market-driven solution proposed by these groups is designed around community-based partnerships, embracing public-private collaboration to establish the accountability, standard-setting, and safety-net features critical to a true system of healthcare.

Trans-Century Resources was formed to implement such a solution. After receiving numerous queries from clients regarding alternatives to the managed care solutions currently available in their markets, the Company invested approximately $1 million in conducting a two-year investigation of the many diverse options available. Using a framework similar to that proposed by other advocates of community-based partnerships, Trans-Century Resources has designed a program for regional insured group health plans, the Trans-Century Health Plans concept. This concept appears to best address the concerns of the Company's clients and the needs of their communities.

Acknowledging the need for the endorsement and active participation of the Provider community, collaboration with employers, government, and other healthcare stakeholders at the community level, increased participation and responsibility of employees and other insureds, and a commercial health insurance company component to provide the products needed for the Company's solutions, Trans-Century Resources envisions the following infrastructure for its regional insured group health plans:

•

The Trans-Century Health Plans themselves, to offer:

--

market-specific health insurance plan designs encouraging preventive care,

--

reinsurance (or stop-loss insurance) for employer-funded plans, and

--

complementary life insurance, dental insurance and vision insurance products.

•

Community Health-Risk Corporation, a captive insurance company, to share the financial risk of the Trans-Century Health Plans along with unrelated, recognized issuing carriers and major reinsurance companies. Community Health-Risk Corporation is an insurance company organized in 2000 under the laws of the Territory of the British Virgin Islands.

•

The Trans-Century Provider Networks, to provide hospital, physician, and other healthcare professional services to individuals insured by the Trans-Century Health Plans at discounted rates.

•

NuHealth EAP, an employee assistance program, to provide a formal plan and resource to help individuals resolve personal problems/issues, through professional counseling or referral to a qualified specialty professional resource. (The U.S. Department of Labor has estimated that benefits ranging from $5 to $16 are realized for every dollar invested in an EAP program.)

•

Ongoing administrative consulting by Trans-Century Resources, to provide revenue enhancement and cost savings opportunities to its clients and the local community that are complementary to and supportive of the Trans-Century Health Plans concept.

A portion of the infrastructure, Community Health-Risk Corporation and NuHealth EAP, has already been established by the Company. Components necessary to complete the infrastructure and offer the Trans-Century Health Plans include obtaining the working capital needed to fund insurance reserves for Community Health-Risk Corporation and interim operating expenses, contracting with recognized insurance companies to act as issuing carriers and reinsurance partners, and developing formal Trans-Century Provider Networks.

The projected market regions for the Trans-Century Health Plans will be non-urban population centers of 100,000 to 300,000 with sufficient local hospital and physician representation to support a preferred provider network (i.e., a Trans-Century Provider Network). Typically these will be communities with only one or two hospitals.

The Company believes that its existing relationships in these smaller markets provide it with a significant competitive advantage over larger, heavily capitalized insurance companies not presently in the markets due to their size.  However, there are risks associated with these smaller markets.  Without an adequate number of insureds to share the cost of healthcare services provided to the insured group as a whole, the Company will have a higher risk of loss.  Furthermore, the Company will need to determine that the insurance premium it will charge is sufficient to cover the cost of benefits to be provided under its health insurance program.  If the Company has to discount its calculated premiums in order to obtain market share, or if actual medical services greatly exceed those anticipated, the insurance and reinsurance premium revenue of the Company may be insufficient to cover the cost of benefits payable to its insureds.

The Company will commence the offering of Trans-Century Health Plan products in various communities in the State of Texas before expanding to the State of Utah. After launching health plan products in Texas and Utah, Trans-Century Resources expects to expand its offering of these products to non-urban communities in other states.

Contingent agreements have been developed with a number of clients who are committed to the start-up of a health plan within their region as soon as the funding and participation agreements can be finalized. Neither the clients nor the Company are contractually obligated to participate in such a health plan at this time, however.

Competition.

The industry of managed healthcare and health insurance is highly competitive. Trans-Century Resources will compete with other managed healthcare plans and insurance carriers through policyholder service, price, product design, and sales efforts. While there are many other companies competing with the Company, no individual company dominates any of the proposed markets.  We anticipate two or more competing players in every market targeted by the Company for health plan offerings. In most markets Blue Cross will have some business client accounts, and it is usual that at least one other national health insurance vendor will maintain some accounts.

Trans-Century Resources believes that, to survive, the national insurance vendors must concentrate on the population of major metropolitan areas. As a result, they cannot provide flexibility, responsiveness, or do adequate underwriting evaluations for the businesses that need employee health insurance coverage in non-urban centers. The Trans-Century Health Plans will be distinguished by specific adaptation to each region. The Company has a history of assisting physicians and hospitals with managed healthcare issues. Those experiences, combined with its existing contacts and knowledge, provide Trans-Century Resources with an advantage working with the providers in each location. The providers are critical components to effective cost control and medical utilization management.

Government Regulations.

State Regulation.

The Trans-Century Health Plans and the products offered under these plans will be subject to state regulations applicable to the provision of managed healthcare services and the sale of traditional health indemnity insurance. The laws of the various states establish agencies with broad administrative and supervisory powers which include, among other things, granting and revoking licenses to transact business, regulating trade practices, licensing agents, approving policy forms, approving premium rates, setting minimum reserve and loss ratio requirements, determining the form and content of required financial statements, and prescribing the type and amount of investments permitted. Insurance companies can also be required under the solvency or guaranty laws of most states in which they do business to pay assessments up to prescribed limits to fund policyholder losses or liabilities of insolvent insurance companies. They are also required to file detailed annual reports with supervisory agencies, and records of their business are subject to examination at any time.

Regulatory Compliance by Our Issuing Carrier.

The insurance company partner selected as an issuing carrier by Trans-Century Resources will be licensed and authorized to do business in each of the states in which Trans-Century Health Plan insurance products are marketed. Thus, the issuing carrier will be the name under which each of the health benefit plans are filed with the respective state boards of insurance. The issuing carrier will be responsible for insuring that the Trans-Century Health Plans and the products offered thereunder are in compliance with the regulatory and financial requirements of each state.

Regulation of Captive Insurance Company.

The Company's wholly-owned subsidiary, Community Health-Risk Corporation, was incorporated and exists under the International Business Companies Act of the British Virgin Islands. As an International Business Company, it is exempt from British Virgin Islands income tax and stamp duties, but is required to maintain a registered office and appoint a registered agent in the British Virgin Islands.

The licensure of Community Health-Risk Corporation to carry on long-term insurance business in the British Virgin Islands makes it subject to the British Virgin Islands Insurance Act of 1994 and the British Virgin Islands Insurance Regulations of 1995. These laws impose various regulatory requirements, including the requirement to appoint an authorized resident insurance manager and maintain a principal office in the British Virgin Islands, have at least two directors who must be individuals, submit details about its owners, directors, officers and professional advisors, maintain books and records at the principal office in the British Virgin Islands and provide annual audited financial statements. Community Health-Risk Corporation is required to have minimum fully paid-up capital of $200,000. The regulations also require a minimum solvency margin of $250,000. As a carrier of long-term business, Community Health-Risk Corporation is required to appoint an actuary approved by the British Virgin Islands Commissioner of Insurance and arrange for periodic actuarial valuations of its assets and liabilities. It is also required to seek an actuarial certification of the margin of solvency before declaring any dividend, redeeming debentures or preference shares or reducing issued share capital. Any transfer of long-term business or voluntary winding-up of business must be approved by a British Virgin Islands court.

Due to the Company’s lack of insurance business to date, there have not been any actuarially-determined minimum reserve balances required by the British Virgin Islands Commissioner of Insurance to be maintained by Community Health-Risk Corporation.  However, the British Virgin Islands Commissioner of Insurance has expressed concerns about CHRC’s current compliance with regulatory capital requirements.  CHRC has remained inactive pending funding and the beginning of contract activity.

Recent Texas Legislation.

In 1997, the Texas legislature adopted Senate Bill 386 which, among other things, purports to make managed care organizations (MCOs) such as the Trans-Century Health Plans liable for the failure by the MCO, its employees or agents to exercise ordinary care when making "healthcare treatment decisions" (as defined in the legislation). The legislation was effective as of September 1, 1997. In September 1998, the United States District Court for the Southern District of Texas ruled, in part, that the MCO liability provisions of Senate Bill 386 are not preempted by ERISA, which covers most employer-funded health plans. To the extent that this legislation (or similar legislation that may be subsequently adopted at the federal or state level) effectively expands the scope of liability of MCOs, such as the Trans-Century Health Plans, it may have a material adverse effect on the Company's results of operations, financial condition and cash flows. Even if the Company is not held liable under any litigation, the existence of potential MCO liability may cause it to incur greater costs in defending the litigation.

Future Healthcare Reform.

A number of legislative proposals have been made at the federal and state levels over the past several years. These proposals would, among other things, mandate benefits with respect to certain diseases or medical procedures, require plans to offer an independent external review of certain coverage decisions or establish health plan liability in a manner similar to the Texas legislation discussed above. The United States Congress recently considered a number of alternative healthcare reform measures that would, among other things, mandate external review of treatment denial decisions, provide for managed care liability and allow for collective bargaining by unaffiliated physicians groups. There have also been proposals made at the federal level to implement greater restrictions on employer-funded health plans, which are generally exempted from state regulation by ERISA.

Trans-Century Resources is unable to evaluate what legislation may be proposed and when or whether any legislation will be enacted and implemented. However, many of the proposals, if adopted, could have a material adverse effect on the Company's financial condition, cash flows or results of operations, while others, if adopted, could potentially benefit its business.

Patents, Trademarks and Proprietary Protection.

Trans-Century Resources does not own or license any patents, trademarks or service marks that are material to its business.

Environmental Matters.

Trans-Century Resources believes it is in material compliance with all relevant federal, state, and local environmental regulations, and does not expect to incur any significant costs to maintain compliance with such regulations in the foreseeable future.

Employees.

As of June 30, 2003, the Company employed a total of 11 persons on a full-time basis.  Of these 11 employees, three are managerial, seven are administrative and one is professional/clinical. In addition, five specialist consultants are used on a contracted, as-needed basis.

PROPERTY

We currently lease corporate offices in Austin, Texas under a noncancelable operating lease expiring September 2007, at the current annual rate of $64,843. We also lease corporate office space in the Dallas/Fort Worth, Texas area on a month-to-month basis.

LEGAL PROCEEDINGS

We are not currently involved in any litigation or pending litigation nor are we aware of any suit or litigation that is threatened against Trans-Century.

MANAGEMENT

Directors and Officers.

     The directors and executive officers of Trans-Century are as follows:

Name

Age

Title

Mary W. Patterson

53

Chief Executive Officer; President; Director

D.L. Patterson (1)

64

Chairman of the Board; Secretary; Director

Larry Stockman (1)

66

President of Nuhealth EAP Division; Director

Stephen L. Cobb

44

Chief Financial Officer; Vice President

--------------------

(1)

Member of the Audit Committee

The principal occupations and business experience of our directors, executive officers and key personnel for at least the last five years are as follows:

Mary W. Patterson, President and Chief Executive Officer; Director.   Mrs. Patterson served as President, Chief Executive Officer, and a director of Trans-Century Resources (the Texas corporation) before its merger with eInsure.  Mrs. Patterson has been the principal of Trans-Century Resources (the Texas corporation) and its predecessors since 1982, providing consulting and related services to healthcare providers.  Mrs. Patterson has a masters degree in Healthcare Administration from Trinity University.  Mrs. Patterson’s term as a director is for one year.

D. L. Patterson, Chairman of the Board of Director; Secretary.  Mr. Patterson served as an officer and director of Trans-Century Resources (the Texas corporation) before its merger with eInsure.  Mr. Patterson holds a masters degree in Hospital Administration from Duke University.  Since 1990, Mr. Patterson has been involved in the ownership and operations of several privately held healthcare management organizations: Medical Venture Management, Inc.; Elmwood Care, Inc.; Southeastern Hospital Corporation; and Trans-Century Operations, Inc.  Mr. Patterson’s term as a director is for one year.

Larry Stockman, Ph.D., is a Director, and President of NuHealth EAP Division.  Dr. Stockman has served as a consultant to Trans-Century in prior years, and became a director and executive of the Company at the time of the merger.  Dr. Stockman served as the EAP Director for BJC Healthcare, a large St. Louis based provider, from 1999 until his affiliation in 2001 with Trans-Century. He has prior EAP operational experience with organizations such as American Healthcare Partners (1996 – 1999), Behavioral Health, Inc. (1993-1996), and Human Affairs International (1984 - 1993) before his affiliation with Trans-Century.  He has prior EAP operational experience with organizations such as American Healthcare Partners, Behavioral Health, Inc., and Human Affairs International.  His early career included assignments in South America and the USA with Exxon Corporation.  Dr. Stockman holds several advanced degrees.  His term as a director is for one year.

Stephen L. Cobb, CPA, Chief Financial Officer; Vice President.  Mr. Cobb served as an independent managed care consultant before joining the Company.  From 1999 through 2000, Mr. Cobb served as Executive Director and Chief Financial Officer of Prime Healthcare Management, LLC, a healthcare management company.  Between 1997 and 1999, Mr. Cobb served as chief financial officer of PhyCor of West Houston, Inc., a physician practice management company.  Between 1994 and 1996, he was director of business development/MSO operations for Brownwood Regional Medical Center.  Before joining Brownwood Regional Medical Center, Mr. Cobb held positions with several accounting firms.

Officers serve at the discretion of the board of directors.

Board of Directors.

The bylaws permit the board of directors to fill any vacancy. A director appointed to fill a vacancy may serve until the next annual meeting of stockholders or until his or her successor has been elected. Officers serve at the discretion of the board of directors. Mary W. Patterson and D. L. Patterson are husband and wife.

Board Committees.

Audit Committee.  The board of directors created an audit committee in 2002.  The audit committee reviews and makes recommendations to the board of directors concerning various auditing and accounting matters, including the results and scope of audit and other services provided by our independent accountants.  In addition, it evaluates audit and control functions.  The audit committee currently consists of Messrs. Patterson and Stockman.

Director Compensation.

Directors currently do not receive any cash compensation from us for serving as a director, although directors are reimbursed for reasonable expenses, if any, of attendance at each regular or special meeting of the board.  Non-employee directors are eligible to receive options to purchase common stock under our 2002 Stock Option Incentive Plan.  To date no options have been granted under this plan.

 Employment Agreements.

We are a party to Employment Agreements with Mary Patterson,  Larry Stockman, and Stephen L. Cobb.  Each agreement is for an initial term commencing on the closing of the minimum offering and continuing through December 31, 2003, although we may extend the agreement for successive one-year terms. Pursuant to the agreements, Mrs. Patterson will receive a base salary of $150,000 per year, Larry Stockman will receive a base salary of $135,000 per year and Stephen L. Cobb will receive a base salary of $135,000 per year.  Each of these officers is eligible to participate in all executive employee benefit plans and perquisites; is entitled to receive health and disability insurance commensurate with her or his position with Trans-Century Resources and life insurance in an amount of approximately 2.5 times the annual salary.  If terminated without cause or upon resignation for good reason, each officer will be entitled to one year’s base salary. If terminated upon a “change in control,” which is deemed to have occurred when a person or affiliated group of people obtain 50% or more of our voting securities or when a majority of our board of directors are not elected as part of the management-nominated slate, such officers will be entitled to two years’ base salary.

EXECUTIVE COMPENSATION

The following table sets forth information for the fiscal year end December 31, 2002.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation
				Other	Restricted			All
				Annual	Stock	Options	LTIP	Other
	Year	Salary($)	Bonuses($)	Compensation	Awards	SARs(#)	Payouts($)	Compensation
George Todt, President, eInsure Network	2000	0	0	0	0	0	0	0

Mary Patterson President, Trans-Century Resources	2000 2001 2002	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0

Larry Stockman President, NuHealth EAP Division	2001 2002	1,536 27,256	0 0	0 0	0 0	0 0	0 0	0 0

Mark D. Thomey Vice President, Operations	2001 2002	46,154 78,769	0 0	0 0	0 0	0 0	0 0	0 0

Stephen L. Cobb Chief Financial Officer	2001 2002	13,846 90,000	0 0	0 0	0 0	0 0	0 0	0 0

The Company's executive officers have waived some or all of their salaries to date, but are at a minimum being reimbursed for expenses incurred on the Company's behalf.

Executive officers participate in company benefit plans including health insurance and life insurance.

We expect to begin paying executive compensation following the closing of the minimum offering, as follows:

Salary Per Year

Mary W. Patterson

$150,000

Larry Stockman

$135,000

Stephen L. Cobb

$135,000

If the Company’s officers had been compensated for the services they provided during the year ended December 31, 2002 and the six months ended June 30, 2003 at these levels, reported salaries and related expenses for those periods would have increased by $302,744 and $148,200, respectively, and the net loss for those periods would have been $1,016,133 and $399,182, respectively.

In May 2002, the Board of Directors offered 250,000 shares of restricted common stock to each of the Company’s then chief operating officer and chief financial officer.  Those officers rejected the 500,000 total shares offered, due to the restrictions on such stock and the potential tax consequences associated with the receipt of such shares.  No expenses were recorded in association with this offer.

2002 Stock Option Plan

The 2002 Stock Option/Stock Issuance Plan (the "Option Plan") was adopted by our board of directors on May 9, 2002, and approved by our stockholders by consent effective June 8, 2002. Under the Option Plan, employees are eligible to receive grants of incentive stock options and directors, officers, employees and consultants are eligible to receive grants of nonqualified stock options.

We currently have 2,500,000 shares of our common stock reserved for issuance under the Option Plan. No options have been granted to date under the Option Plan. The board of directors acts as the administrator of the plan and makes any administrative determinations under the stock option plan.

The term of each Option shall be the term stated in the Option Agreement, up to a maximum term of ten years from the date of grant, or such shorter term as may be provided in the Option Agreement. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of  stock of the Company or any subsidiary, the term of the Option shall be five years from the date of grant, or such shorter term as may be provided in the Option Agreement.

The consideration to be paid for the shares to be issued upon exercise of an Option, including the method of payment, is determined by the plan administrator. The consideration may consist of cash or by such other means as are specified in the stock option agreement relating to such options. No change in a participant's duties shall result in a modification of the terms of any option outstanding under the Option Plan. The Board of Directors may offer to buy out for a payment in cash or shares of our common stock all or a portion of any option outstanding under the Option Plan.

In the case of options that qualify as incentive stock options granted to an employee who, at the time of grant of such incentive stock option, owns stock representing more than 10% of the total combined voting power of all classes of our stock or any subsidiary, the per-share exercise price shall be no less than 110% of the Fair Market Value per share on the date of grant. In the case of options that qualify as incentive stock options granted to any other employee, the per share exercise price shall be not less than 100% of the fair market value of our common stock on the grant date.

Nonqualified stock options will have an exercise price of not less than 85% of the fair market value of our common stock on the grant date (not less than 110% for any person who, at the time of the grant owns stock representing more than 10% of the total combined voting power of all classes of our stock or any parent or subsidiary) if required by applicable laws and, if not so required, at an exercise price as determined by the Administrator.

All options are subject to the vesting schedule stated in the option agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

 OWNERS AND MANAGEMENT

The following table sets forth information as of June 30, 2003 with respect to the beneficial ownership of our outstanding common stock by each person who is the beneficial owner of more than 5% of our capital stock; each of our directors, each of our executive officers and all of our executive officers, directors and 5% beneficial owners as a group, both prior to the offering as well as after completion of the offering.

Unless otherwise indicated, the address for each listed stockholder is: Trans-Century Resources, Inc., 8140 N. Mopac Expressway, Westpark III, Suite 200, Austin, Texas  78759.  To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting power and investment power with respect to all shares of common stock.

		SHARES BENEFICIALLY OWNED PRIOR TO OFFERING		SHARES BENEFICIALLY OWNED AFTER OFFERING

				Minimum		Maximum
Name and Address	Position	Number	Percent(1)	Number	Percent(2)	Number	Percent(3)

Appletree Investment Company, Ltd.(4) 69 Athol Street Douglas, Isle of Man 1M1 1JE		1,800,000	13.33%	1,800,000	12.41%	1,800,000	10.68%

Mary L. Patterson	President, CEO, Director	6,000,000	44.44%	6,000,000	41.38%	6,000,000	35.61%

Larry Stockman	Division President, Director	2,000,000	14.82%	2,000,000	13.79%	2,000,000	11.87%

D. L. Patterson	Chairman of the Board, Secretary	2,000,000	14.82%	2,000,000	13.79%	2,000,000	11.87%

Stephen L. Cobb	Chief Financial Officer, Vice President	200,000	1.48%	200,000	1.38%	200,000	1.19%

All Officers and Directors As a group (4 persons)		10,200,000	75.56%	10,200,000	70.34%	10,200,000	60.54%

_______________

(1)  Based on 13,500,000 shares of common stock outstanding as of June 30, 2003

(2)  Based on 14,500,000 shares outstanding if the minimum offering is sold

(3)  Based on 16,850,000 shares outstanding if the maximum offering is sold

(4)  Appletree Investment Company, Ltd. is a corporation domiciled on the Isle of Man.  Its directors, Simon Grant Duggan, Bernard O’Kelly, Stewart Davies and Gordon Drake, have voting and investment power for the Trans-Century shares owned by Appletree Investment Company, Ltd.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 108,000,000 shares including 100,000,000 shares of common stock, $0.001 par value, and 8,000,000 shares of preferred stock, $0.001 par value.

Common Stock.

As of June 30, 2003, there were 13,500,000 shares of common stock issued and outstanding (not including 500,000 shares held in treasury).  Holders of the common stock do not have preemptive rights or other subscription rights to purchase additional shares of common stock. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends when and if declared by the board of directors and, upon liquidation or dissolution, whether voluntary or involuntary, to share equally in the assets available for distribution after payment to creditors and any preference to holders of the preferred stock (of which no shares are currently outstanding). All outstanding shares of the common stock are validly authorized and issued, fully paid and nonassessable. The board of directors is authorized to issue additional shares of common stock, not to exceed the amount authorized by our certificate of incorporation, and to issue options and warrants for the purchase of such shares on such terms and conditions and for such consideration as the board may deem appropriate without further stockholder action. Each holder of common stock is entitled to one vote per share on all matters on which stockholders are entitled to vote. Since the shares of common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the board of directors.

Currently, our existing officers, directors and 5% or greater stockholders (and their affiliates) in the aggregate, beneficially own approximately 88.89% of our outstanding Common Stock. Upon consummation of the minimum offering, this group will continue to own approximately 82.75% of our outstanding Common Stock and upon consummation of the maximum offering this group will continue to own approximately 71.22% of our outstanding Common Stock. As a result, such persons, acting together, will have the ability to control the vote on all matters requiring approval of our stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership among a small number of our stockholders may have the effect of delaying, deferring or preventing a change in control.

The above description concerning our common stock does not purport to be complete. Reference is made to our certificate of incorporation and bylaws, which are available for inspection at our principal executive offices, as well as to the applicable statutes of the State of Delaware for a more complete description concerning the rights and liabilities of stockholders under Delaware law.

Preferred Stock.

As of June 30, 2003, there were no issued and outstanding shares of our preferred stock.  Our board of directors is empowered, without further approval of the stockholders, to issue 8,000,000 shares of "blank check" preferred stock, par value $0.001 per share, in one or more series from time to time with such designations, rights and preferences as may be determined from time to time by our Board of Directors, including, but not limited to (i) the designation of such series; (ii) the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends  payable on any other class or classes or series of our capital stock and whether such dividends shall be cumulative or non-cumulative;  (iii) whether the shares of such series shall be subject to redemption for cash, property or rights,  including  securities of any other  corporation,  by Trans-Century or upon the happening of a specified event and, if made subject to any such redemption, the times or events, prices, rates, adjustments and other terms and conditions of such  redemptions;  (iv) the terms and amount of any sinking fund  provided for the purchase or redemption of the shares of such  series (v)  whether or not the  shares of such  series  shall be convertible  into,  or  exchangeable  for, at the option of either the holder or Trans-Century or upon the happening of a specified event,  shares of any other class or classes or of any other series of the same class of our capital stock and, if provision be made for the conversion or exchange,  the times or events, prices, rates, adjustments and other terms and conditions of such conversions or exchanges;  (vi)  the restrictions,  if any,  on the  issue or  reissue of any additional preferred stock; (vii) the rights of the holders of the shares of such  series upon the voluntary  or involuntary liquidation, dissolution  or winding up of Trans-Century Resources; and (viii) the provisions as to voting, optional and/or other special rights and preferences, if any, including, without limitation, the right to elect one or more directors.  Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which  adversely  affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a way of  discouraging, delaying or preventing  an acquisition or change in control of Trans-Century. No shares of preferred stock will be outstanding at the close of this offering.  The board of directors has no current plans to issue any shares of preferred stock.

Warrant.

PageOne Business Productions, LLC holds a transferable warrant to purchase 350,000 shares of common stock exercisable through November 19, 2006 at $1.00 per share (“PageOne Warrant”).  We anticipate that the holder of the PageOne Warrant will exercise its right to purchase shares under the warrant prior to the completion of this Offering.

Registration Rights.

The holders of the PageOne Warrant will be entitled to include their shares of common stock in the Company in a registration statement for selling stockholders which is expected to be filed after the completion of this Offering.

Authorized But Unissued Shares.

The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to certain limitations imposed by Delaware law. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Delaware law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or bylaws, unless a corporation's certificate of incorporation or bylaws, as the case may be, requires a greater percentage.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation provides that, except to the extent prohibited by Delaware law, our directors shall not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director.  Under Delaware law, the directors have a fiduciary duty to us that is not eliminated by this provision of the certificate of incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available.  In addition, each director will continue to be subject to liability under Delaware law for breach of the director’s duty of loyalty to us or our shareholders, for acts or omissions which are found by a court of competent jurisdiction not to be in good faith or which involve intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of unlawful dividends or approval of unlawful stock purchases or redemptions or under any other laws, such as the federal securities laws or state or federal environmental laws.

Delaware law empowers a corporation to indemnify and to purchase and maintain insurance on behalf of its directors and officers with respect to any liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director:

*

for any breach of the director’s duty of loyalty to the corporation or its stockholders,

*

for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

*

arising under Section 174 of the Delaware General Corporate Law, or

*

for any transaction from which the director derived an improper personal benefit.

Delaware law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under a corporation’s bylaws, any agreement, a vote of stockholders or otherwise.  Our certificate of incorporation eliminates the personal liability of directors to the fullest extent permitted by Delaware law and provides that we may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding

(whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was an employee, director or officer of the Company or is or was serving at our request as an employee, director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

We have entered into agreements to indemnify our directors and officers, in addition to the indemnification provided for in our articles of incorporation.  We believe that these provisions and agreements are necessary to attract and retain qualified directors and officers.  Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification.

At present, there is no pending litigation or proceeding involving any director, officer or employee as to which indemnification will be required or permitted under our certificate of incorporation.  We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Trans-Century Resources of expenses incurred or paid by a director, officer or controlling person of Trans-Century Resources in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Trans-Century Resources will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CERTAIN RELATIONSHIPS AND

RELATED PARTY TRANSACTIONS

Mary Patterson, President, Chief Executive Officer, and a director of Trans-Century Resources and D. L. Patterson, Secretary and Chairman of the Board of Directors, are wife and husband.

Community Health-Risk Corporation (“CHRC”), the captive insurance company, was formed in 2000 by Mr. Patterson and others.  CHRC was invoiced by Trans-Century Resources for billable hours and out of pocket expenses associated with the development of a community-based health plan concept until mid-2001, when the Company acquired the stock of CHRC for $30,000 of debt payable to Mr. Patterson.  CHRC had recorded an intangible asset of approximately $933,000 to reflect capitalization amounts invoiced by Trans-Century Resources.  CHRC made only one payment of $3,500 on amounts invoiced by the Company. At year-end 2001, management determined that the intangible asset of approximately $933,000 associated with the Company’s investment in CHRC had no value, and charged it, along with the acquisition cost of CHRC of $30,000, against earnings.

During the second quarter of 2001, the Company paid PageOne Business Productions, LLC $100,000 to assist the Company in obtaining capital.  PageOne Business Productions, LLC holds 200,000 shares of the Company’s common stock (1.48% of the shares outstanding as of September 15, 2002).  As discussed above under Description of Capital Stock – Warrant, PageOne Business Productions, LLC also holds a transferable warrant to purchase 350,000 shares of the Company’s common stock exercisable through November 19, 2006 at $1.00 per share.

During the years ended December 31, 2002 and 2001, Mr. Patterson made unsecured advances to the Company, which were used by the Company to meet its working capital needs. During 2002 and 2001, the Company received advances from him totaling $631,670 and $513,000 and made payments of $-0- and $-0-, respectively.  Mr. Patterson made additional advances aggregating $210,600 during the six months ended June 30, 2003.  The Company entered into a note agreement with Mr. Patterson in December 2002, calling for the accrual of interest  at

7.5%  per  annum and principal  payments  of $100,000  to be made on a  quarterly  basis  commencing  October 1, 2004.  Accrued  interest on the note shall be payable monthly upon the Company's  receipt of equity  funding in an amount equal to or greater than  $2,000,000. A mandatory monthly payment for accrued interest in the amount of $1,500 per month commenced in April 2003.

In addition, the Company has an unsecured note payable to Mr. Patterson related to the purchase of Community Health-Risk Corporation in the amount of $30,000. The note is due January 1, 2004, bearing interest at the prime rate plus 1.75%. Mr. Stockman also made an unsecured advance of $25,000 to the Company to meet its working capital needs in 2001.  That advance bears interest at 9% and is also due January 1, 2004.  At December 31, 2002, amounts owed Mr. Patterson and Mr. Stockman were included in the consolidated balance sheet as due to officers and directors in the amount of $1,649,570, and accrued interest on the advances was $20,587.

All of the former shareholders of Trans-Century Resources, Inc. (the Texas Corporation) and of eInsure Networks Corporation, including the persons named under “Security Ownership of Certain Beneficial Owners and Management”, were parties to the Merger Agreement and the merger transactions described under “Business” and “Market for Common Equity and Related Shareholder Matters”.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Prior to this offering, there has been no public market for our Common Stock. The initial public offering price of the Common Stock has been determined by Trans-Century Resources and is not necessarily related to the Company’s assets, book value, financial condition or any other recognized criteria of value.  The Company anticipates making an application to allow our stock to trade on the OTC Bulletin Board System or its successor, the Bulletin Board Exchange.  If we fail to apply or to be accepted by the OTC Bulletin Board System or its successor, the Bulletin Board Exchange, our shares will only be traded on the “pink sheets”. (See “Risk Factors - Risks Related to Our Common Stock”)

Shares Eligible for Future Sale

We have issued 14,000,000 shares of common stock, of which 13,500,000 shares were outstanding as of June 30, 2003, in private transactions in reliance upon one or more exemptions contained in the Securities Act of 1933.  These shares are held by approximately 18 stockholders.  These shares will be deemed "restricted securities" as defined in Rule 144.  All these restricted securities have been held by their owners for more than one year as of the date of this prospectus and will be eligible for public sale, subject to the provisions of Rule 144.

In general, under Rule 144, a stockholder, or group of stockholders whose shares are aggregated, who has beneficially owned "restricted securities" for at least one year will be entitled to sell an amount of shares within any three-month period equal to the greater of:

- 1% of the then-outstanding shares of common stock; or

- the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the Commission, provided certain requirements are satisfied.

In addition, our affiliates must comply with additional requirements of Rule 144 in order to sell shares of common stock. Under Rule 144, a stockholder who has not been our affiliate at any time during the 90 days preceding a sale by him, would be entitled to sell those shares without regard to the Rule 144 requirements if he owned the restricted shares of common stock for a period of at least two years. The foregoing summary of Rule 144 is not a complete description.

Transfer Agent and Registrar.

The transfer agent and registrar for our common stock is Transfer Online, Inc., 227 SW Pine Street, Suite 300, Portland, Oregon  97204.

CHANGE OF CERTIFYING ACCOUNTANTS

As a result of the merger of Trans-Century Resources, Inc., a Texas corporation, and eInsure Networks Corporation, the Board of Directors voted to dismiss Weinberg & Company, P.A. ("Weinberg") as the Company’s certifying accountant effective February 15, 2002.  Weinberg’s reports on the financial statements for 2000 and 1999 identify us as a development stage company without operations and with accumulated losses, and identify that substantial doubt exists concerning our ability to continue as a going concern.  There have been no disagreements with Weinberg on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure during our two most recent fiscal years and the interim period from January 1, 2001 through February 15, 2002.

On February 18, 2002, the Company engaged Sprouse & Anderson,  L.L.P., Austin, Texas as its certifying accountant.  During the Company’s two most recent fiscal years and for the interim period through February 18, 2002, neither the Company nor anyone on its behalf consulted with Sprouse & Anderson, L.L.P. regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company’s financial statements.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Graves, Dougherty, Hearon & Moody, P.C., Austin, Texas.

EXPERTS

The consolidated financial statements of Trans-Century as of December 31, 2002 included in the registration statement and this prospectus have been included herein in reliance on the report of Sprouse & Anderson, L.L.P., independent certified public accountants, given on the authority of Sprouse & Anderson, L.L.P. as experts in accounting and auditing.

REPORTS TO SECURITYHOLDERS

We will furnish to holders of our securities annual reports containing audited financial statements.  We have registered our securities on Form 10-SB with the Securities and Exchange Commission under the provisions of Section 12 (g) of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we are required to comply with certain reporting, proxy solicitation and other requirements of the Exchange Act.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings, including this registration statement, are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information about the public reference room.

INDEX TO FINANCIAL STATEMENTS

Trans-Century Resources, Inc.

Audited Financial Statements

Independent Auditors' Report

F-2

Consolidated Balance Sheet as of December 31, 2002

F-3

Consolidated Statements of Operations for the years ended December 31,

 2002 and 2001

F-4

Consolidated Statements of Shareholder's Equity and Partners' Capital for the

years ended December 31, 2002 and 2001

F-5

Consolidated Statements of Cash Flows for the years ended December 31,

 2002 and 2001

F-6

Notes to Consolidated Financial Statements as of December 31, 2002

F-7 – F-14

Interim Financial Statements

Consolidated Balance Sheet as of June 30, 2003 (Unaudited)

F-15

Consolidated Statements of Operations for the three and six months ended

June 30, 2003 and 2002 (Unaudited)

F-16

Consolidated Statements of Cash Flows for the six months ended June 30, 2003 and 2002 (Unaudited)

F-17

Notes to Consolidated Financial Statements, June 30, 2003

F-18 – F-23

INDEPENDENT AUDITORS' REPORT

To The Board of Directors and Stockholders of

Trans-Century Resources, Inc.

We have audited the accompanying consolidated balance sheet of Trans-Century Resources, Inc. (the Company) as of December 31, 2002 and the related consolidated statements of operations, consolidated stockholders' equity (deficit) and partners' capital, and consolidated cash flows for the years ended December 31, 2002 and 2001.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.   We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Trans-Century Resources, Inc. as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 13, the Company has a working capital deficiency of $235,493, an accumulated deficit of $1,880,449 and a net loss for the year ended December 31, 2002 of $713,389.  These matters raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to these matters are partially described in Note 13. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ SPROUSE & ANDERSON, L.L.P.

SPROUSE & ANDERSON, L.L.P.

April 23, 2003

Austin, Texas

TRANS-CENTURY RESOURCES, INC.

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2002

ASSETS

CURRENT ASSETS

Cash and cash equivalents

$           264

Restricted cash

250,000

Accounts receivable

112,746

Prepaid expenses

        4,196

Total Current Assets

367,206

PROPERTY AND EQUIPMENT, net

28,407

OTHER ASSETS

250

DEPOSITS

        5,768

TOTAL ASSETS

$   401,631

========

CURRENT LIABILITIES

  Accounts payable

$  156,893

  Accounts payable - related party

15,991

  Bank overdraft

13,921

  Accrued expenses

1,307

  Accrued interest

20,587

  Deferred revenue

16,002

  Notes payable

300,000

  Obligations under capital lease, current portion

7,648

  Line of credit

     70,350

Total Current Liabilities

   602,699

OTHER LIABILITIES

  Due to officers and directors, long-term

1,649,570

  Obligations under capital lease, net of current portion

     16,311

Total Other Liabilities

1,665,881

TOTAL LIABILITIES

2,268,580

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock (8,000,000 authorized, $.001 par,

    -0- issued and outstanding)

-0-

Common  stock  (100,000,000 authorized, $.001 par,

    14,000,000 issued and 13,500,000 outstanding

14,000

Accumulated deficit

(1,880,449)

Treasury stock (500,000 shares of common stock, at cost)

         (500)

Total Stockholders' Equity (Deficit)

(1,866,949)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

$   401,631

========

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TRANS-CENTURY RESOURCES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

2002

2001

REVENUES

$    565,016

$     727,300

EXPENSES

   Selling, general and administrative

361,196

559,519

   Salaries and related expenses

528,921

381,760

   Impairment expense

-0-

933,358

   Legal and accounting fees

126,304

112,142

   Office supplies

26,842

19,063

   Rent

97,304

78,790

   Bank charges

          451

           206

Total Operating Costs and Expenses

1,141,018

 2,084,838

OPERATING INCOME (LOSS)

 (576,002)

(1,357,538)

OTHER INCOME (EXPENSE)

   Interest expense

(8,592)

(9,841)

   Interest expense-related party

 (128,795)

     (68,331)

Total Other Income (Expense)

 (137,387)

     (78,172)

INCOME (LOSS) BEFORE TAXES

(713,389)

(1,435,710)

PROVISION FOR TAXES

               -0-

               -0-

NET INCOME (LOSS)

$  (713,389)

$(1,435,710)

========

=========

Earnings (Loss) Per Share

   Basic and diluted

$         (.05)

$           (.13)

========

========

   Weighted Average Common Shares outstanding

    during the period, basic and diluted

13,680,411

 11,095,890

========

========

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TRANS-CENTURY RESOURCES, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY AND PARTNERS’ CAPITAL

FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

Common Stock

Treasury Stock

Partner's

Accumulated

Shares

Amount

Shares

Amount

Capital

Deficit

Total

Balance at January 1, 2001

-0-

$   -0-

-0-

$ -0-

$ 300,244

$      -0-

$ 300,244

Partner distributions through

  Trans-Century LP

-0-

-0-

-0-

 -0-

(21,000)

-0-

 (21,000)

Conversion of Trans-Century L.P. to

 Trans Century Resources, Inc.

1,000

1,000

 -0-

-0-

(279,244)

278,244

-0-

Acquisition of NuHealth Employee

 Assistance Program

200

200

 -0-

-0-

-0-

 1,787

1,987

Acquisition of eInsure as a

 recapitalization

13,998,800

 12,800

       -0-

    -0-

        -0-

      (11,381)

       1,419

Balance at November 19, 2001 (merger date)

14,000,000

14,000

-0-

-0-

-0-

268,650

282,650

Net loss for the year ended

 December 31, 2001

             -0-

       -0-

     -0-

    -0-

    -0-

 (1,435,710)

 (1,435,710)

Balance at December 31, 2001

14,000,000

 14,000

       -0-

    -0-

      -0-

 (1,167,060)

 (1,153,060)

Acquisition of treasury stock

-0-

-0-

500,000

(500)

-0-

-0-

(500)

Net loss for the year ended

 December 31, 2002

             -0-

       -0-

     -0-

    -0-

    -0-

  (713,389)

  (713,389)

Balance at December 31, 2002

14,000,000

$14,000

500,000

$(500)

$      -0-

$(1,880,449)

$(1,866,949)

========

======

======

====

=====

========

========

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TRANS-CENTURY RESOURCES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

2002

2001

CASH FLOWS USED BY OPERATING ACTIVITIES:

Net income (loss)

$(713,389)

$(1,435,710)

Adjustments to reconcile net loss to cash used by

 operating activities

   Stock issued in acquisition

-0-

3,406

   Depreciation and amortization

11,395

11,184

Changes in operating assets and liabilities

  Increase in restricted cash

-0-

 (250,000)

   Decrease in accounts receivable

26,787

703,219

   Decrease in other current assets

247

2,893

   Increase in deposits and prepaid expenses

(4,196)

(499)

   Increase in accounts payable

63,262

113,012

   Increase (decrease) in other accrued expenses

(76,210)

82,629

   Increase in deferred revenue

    16,002

           -0-

NET CASH USED BY OPERATING ACTIVITIES

(676,102)

(769,866)

CASH FLOWS USED FOR INVESTING ACTIVITIES

   Acquisition of fixed assets

    (1,497)

    (3,397)

NET CASH USED FOR INVESTING ACTIVITIES

    (1,497)

    (3,397)

CASH FLOWS FROM FINANCING ACTIVITIES:

   Proceeds from notes payable

50,000

250,000

   Payments under capital leases

(5,166)

(1,941)

   Distributions

-0-

(21,000)

   Proceeds from advances by partners

631,670

543,000

   Purchase of treasury stock

(500)

-0-

   Payments on line of credit

     (650)

         -0-

NET CASH PROVIDED BY FINANCING ACTIVITIES

675,354

770,059

NET DECREASE IN CASH

 (2,245)

(3,204)

CASH AND CASH EQUIVALENTS, beginning of year

2,509

5,713

CASH AND CASH EQUIVALENTS, end of year

$        264

$      2,509

=======

=======

CASH PAID FOR INTEREST

$     8,111

$      3,929

=======

=======

TAXES PAID

$     -0-

$       -0-

=======

=======

NON-CASH FINANCING AND INVESTING ACTIVITIES

   Purchase of fixed assets under capital leases

$  23,079

$     7,987

=======

=======

   Issuance of common stock for assets acquired

$     -0-

$     1,987

=======

=======

   Stock issued in eInsure acquisition

$     -0-

$     1,419

=======

=======

   Acquisition of CHRC for a note payable

$           -0-

 $    30,000

=======

=======

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TRANS-CENTURY RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002 AND 2001

NOTE 1:   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

On December 22, 1994,  an entity  which had been  conducting  business  since 1982 as  Trans-Century Resources was  organized  into a limited partnership, TCO Trans- Century, Ltd. (TCO).

Effective  October 31,  2001,  TCO  transferred  all right,  title and interest in TCO to Trans-Century Resources,  Inc., a Texas corporation  (T-C Texas),  in exchange  for 1,000 shares of no-par  common stock of T-C Texas.  At the date of transfer,  TCO's  assets  included a wholly owned subsidiary,  Community Health Risk Corporation (CHRC), a captive insurance company domiciled in the British Virgin Islands.

CHRC was  originally  owned by a group  including a shareholder of the Company.  TCO had provided  services to and invoiced CHRC for billable hours and out of pocket  expenses  associated  with the development of its community  based  health plan  concept  until mid 2001,  when TCO acquired  the  stock  of  CHRC  for  $30,000  of debt  payable  to the shareholder of the Company.  CHRC had recorded an intangible  asset of approximately  $933,000 to reflect  capitalization amounts invoiced by TCO. At year end 2001 it was determined that there was no value to the intangible  asset  of  approximately   $933,000  associated  with  the Company's  investment in CHRC,  and as such it was impaired under SFAS 121,  "Accounting for the Impairment of Long Lived Assets and for Long Lived  Assets  to  be  Disposed  of."  The $30,000 related to  the acquisition  was expensed  under SOP 98-5,  "Reporting on the Costs of Start-Up  Activities."  The acquisition was accounted for by the purchase  method of accounting and,  accordingly,  the assets acquired and liabilities assumed were recorded at fair value. CHRC was inactive and there was no activity in 2001.

In addition, an individual transferred assets of NuHealth Employee Assistance Program valued at $1,987 to T-C Texas in exchange for 200 shares of no-par common stock of T-C Texas.

Effective November 19, 2001, eInsure Networks Corporation  ("eInsure")  consummated  a Merger  Agreement  (the  "Agreement")  with T-C  Texas, whereby the stockholders of T-C Texas exchanged their shares of common stock for common stock of eInsure. Before the merger, eInsure was a development stage corporation with no operations.  For accounting purposes the acquisition has been treated as a recapitalization of T-C Texas with T-C Texas as the acquirer in a reverse acquisition.

The  historical  financial  statements  are those of T-C Texas and its predecessor TCO. Concurrent with the merger,  eInsure changed its name to  Trans-Century  Resources,  Inc.  (the  Company).  Pursuant to the Agreement,  the  shareholders  of T-C Texas exchanged all their shares into 12,000,000  shares or approximately 85.7% of the common stock of eInsure. The shareholders of  eInsure before  the  Agreement hold the remaining 2,000,000 shares of the 14,000,000 total shares of the Company issued and outstanding subsequent to the merger. Those 2,000,000 shares were valued at $1,419, or $.0007 per share, based upon the value associated with the exchange of shares of T-C Texas for TCO partners' capital of $9,933.

Prior to the merger, the principal stockholder of eInsure was AppleTree Investments Company, Ltd.  There were no material relationships between  (i) T-C Texas or any of its affiliates,  any officer or director of T-C Texas or any associate of any such director or officer, and (ii) eInsure or any of its affiliates,  any officer or director for eInsure or any associate of any such director or officer, except  that Larry Stockman, an officer, director and principal stockholder of T-C Texas is the brother-in-law of the former president and sole director of eInsure.

TRANS-CENTURY RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

DECEMBER 31, 2002 AND 2001

NOTE 1:   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Agreement provided that certain individuals named therein, including the three principal stockholders of T-C Texas, would be elected as directors of the surviving corporation and that the previous sole director would resign.

Trans-Century  Resources,  Inc. is a managed care consulting  business that services clients  throughout the United States.  Its wholly owned captive  insurance  subsidiary, Community Health Risk Corporation, is inactive.  At year end 2001, management  deemed  the  intangible  asset of  approximately  $933,000 associated with the Company's  investment in CHRC to be impaired under Statement of Financial Accounting Standards #121,  "Accounting for the Impairment  of Long  Lived  Assets  and for  Long-Lived  Assets  to be Disposed Of", and charged such amounts to operations at that time.

PRINCIPLES OF CONSOLIDATION

The  accompanying consolidated financial statements include the accounts of T-C  Texas and its wholly owned subsidiary, Community Health  Risk  Corporation (CHRC), collectively the  Company.  All significant intercompany accounts and transactions have been eliminated in the consolidation.

PROPERTY AND EQUIPMENT

Property and  equipment  are stated at cost and  depreciated  over the estimated  useful  lives  (ranging  from 5 to 7 years) of the  related assets using the double  declining  balance  method.  Maintenance  and repairs  are charged to  operations  as incurred  and  betterments  of existing assets are capitalized.

Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and undiscounted  cash flows estimated  to be  generated  by those assets are less than the assets' carrying  amount.  There  has  been no  impairment  for  property  and equipment recorded in the financial statements.

REVENUE RECOGNITION

The  Company  recognizes  service  contract  revenue as  services  are rendered under the terms of the related agreements, which are executed by both parties and generally  specify  payment of an hourly rate for such services and reimbursement of expenses.

CASH AND CASH EQUIVALENTS

For financial  reporting  purposes,  the Company  considers all highly liquid  investments  with a  maturity  of three  months or less,  when acquired, to be cash equivalents.

At December 31,  2002,  the Company had  $250,000 in  restricted  cash dedicated  to the  repayment  of a  loan  payable  due to a  financial institution.

TRANS-CENTURY RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

DECEMBER 31, 2002 AND 2001

NOTE 1:   ORGANIZATION AND SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED)

ACCOUNTS  RECEIVABLE

The Company provides for uncollectible accounts receivable using the allowance  method of  accounting  for bad debts.  Under this method of accounting, a provision for uncollectible accounts is charged to earnings.  The allowance account is increased or decreased based on past collection history and management's evaluation of accounts receivable.  All amounts considered uncollectible are charged against the  allowance  account  and  recoveries of previously charged off accounts are added to the allowance.  For the year ended December 31, 2002, allowance for doubtful accounts for accounts receivable was $0.

INCOME TAXES

The Company  accounts for income taxes under the Financial  Accounting Standards Board Statement of Financial  Accounting  Standards No. 109, "Accounting for Income Taxes"  ("Statement 109"). Under statement 109, deferred tax assets and  liabilities are recognized for the future tax consequences   attributable  to  differences   between  the  financial statement  carrying  amounts of existing  assets and  liabilities  and their  respective tax basis.  Deferred tax assets and liabilities are measured  using enacted tax rates  expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment  date.  There were no current or deferred  income tax expense or benefits due to the Company for the years ended  December 31, 2002 and 2001. At December 31, 2002, the  Company  has a  potential  deferred  tax  asset of  approximately $200,000,  which  has  been  fully  reserved,  arising  from  the  net operating losses aggregating  approximately  $800,000. At December 31, 2001, the Company has a potential  deferred tax asset of approximately $30,000,  which has been fully  reserved,  arising from net  operating losses aggregating $120,000. These net operating losses begin to expire in 2020.

ESTIMATES

The  preparation  of  financial  statements  in  conformity  with U.S. generally accepted  accounting  principles requires management to make estimates and assumptions  that affect the reported  amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the  financial  statements  and the  reported  amounts  of revenues and expenses  during the  reporting  period.  Actual  results could differ from those estimates.

TRANS-CENTURY RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

DECEMBER 31, 2002 AND 2001

NOTE 2:  PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                 Furniture and fixtures

$114,992

                 Less accumulated depreciation

   (86,585)

                       Net Depreciable Assets

$  28,407

 =======

Depreciation and amortization expense for the years ended December 31, 2002 and 2001 was $11,395 and $11,184.

NOTE 3:   DUE TO OFFICERS

During the  year-ended  December 31,  2002,  officers  made  unsecured advances to the Company.  At December  31,  2002,  due to officers was $1,649,570.  During the year, the Company received  advances  totaling $631,670 and made payments of $-0-.  Included in due to officers is an unsecured note payable to a director in the amount of $1,594,570.  The note  accrues  interest  at 7.5%  per  annum.  Principal  payments  of $100,000  shall be made on a  quarterly  basis  commencing  October 1, 2004.  Accrued  interest on the note shall be payable monthly upon the Company's  receipt of equity  funding in an amount equal to or greater than  $2,000,000. A mandatory monthly payment for accrued interest in the amount of $1,500 per month commenced in April 2003. Also included in due to  officers  is an  unsecured  note  payable  to a  director  for $30,000,  due January 1, 2004,  bearing  interest at prime plus 1.75%. The remaining due to officer  balance is composed of a $25,000 advance from an officer due January 1, 2004, with interest from July 10, 2001, at a rate of 9% per annum.

NOTE 4:   NOTES PAYABLE

Notes  payable at December  31, 2002  consisted  of a note  payable of $250,000 to a financial institution,  due September  27, 2003,  bearing interest at a rate of 3.4%, and is secured in full by a certificate of deposit and personally guaranteed by officers of the Company.

During the year ended  December 31, 2002,  the Company  entered into a $50,000 unsecured note payable  agreement with an individual,  bearing an interest rate of 6%. Under its terms, the individual is to receive 35.8% of commissions received by the company, if any, for the sale of medical supplies through the group purchasing program sponsored by the Company and  introduced by the  individual,  for a period of 20 years. All such payments made shall be applied against the principal balance and/or accrued interest of the note.  No payments were made during 2002.

Beginning in January  2004,  the Company must begin making monthly payments of principal and interest on the note balance  outstanding as of December 31, 2003. Monthly payment amounts will be determined based upon a  thirty-six  month  amortization  period,  and will be  reduced accordingly for any commission payments made during the three years ending December 31, 2006.

TRANS-CENTURY RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

DECEMBER 31, 2002 AND 2001

NOTE 4:   NOTES PAYABLE (CONTINUED)

The individual has the option,  for a period  of 90 days  after the Company's stock is available for public trading, to convert any unpaid principal  balance on the note into common stock of the Company.  The amount of such stock to be issued  will vary  based  upon the  unpaid balance of the note up to a maximum of 2% of the Company's outstanding stock at the date of conversion.

NOTE 5:   LINE OF CREDIT

The Company has a line of credit of $75,000 with a financial institution secured by personal guarantees by officers of the Company. Interest  on the line of credit is computed  daily at the prime rate plus 1.75%. Total amount outstanding at December 31, 2002 was $70,350. Interest expense on the line of credit at December 31, 2002 and 2001 was approximately $4,200 and $6,400, respectively.

NOTE 6:   RETIREMENT PLAN

The Company provides a SIMPLE retirement plan for all employees age 18 and over with one year of service.  The plan is a defined contribution plan under which the Company matched 100% of employee contributions up to 3% of gross salary. Employer contributions were $10,049 and $13,061 for the years ended December 31, 2002 and 2001, respectively.

NOTE 7:   CAPITAL LEASE OBLIGATIONS

The Company is obligated under capital leases for computer  equipment. Payments  are due  monthly and  include interest at 7%. The  computer equipment is included in furniture and equipment at cost of $31,066. Accumulated depreciation includes $5,324 in depreciation expense related to these assets. Future minimum payments due under the capital leases are as follows:

                     2003

$ 8,732

                     2004

7,072

                     2005

6,438

                     2006

   4,845

                           Total

 27,087

                 Less amounts representing interest

  (3,128)

                 Present value of minimum lease payments

23,959

                 Less current installments

  (7,648)

                 Obligations due under capital leases,

                   net of current portion

$16,311

 ======

TRANS-CENTURY RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

DECEMBER 31, 2002 AND 2001

NOTE 8:   COMMITMENTS AND CONTINGENCIES

The Company leases office space and equipment under noncancelable operating leases expiring September 2007. Total rent expense under all operating  leases for the years ended  December 31, 2002 and 2001, was approximately $99,000 and $79,000, respectively.

Future minimum lease payments under noncancelable operating leases are as follows:

                    2003

$  64,842

                    2004

65,281

                    2005

67,033

                    2006

68,786

                    2007

   52,575

                        Total

$ 318,517

 =======

The Company has entered into employment agreements that are contingent upon the raising of additional  capital, with three employees through December 31, 2003.  Should the Company terminate the employment agreement  without cause, the Company would be liable for one year's base  salary.  If terminated upon a change in control of the Company each officer is entitled to two year's base salary.  At December 31, 2002, the total annual base salary of the three employment  agreements contingent upon the raising of capital was approximately $420,000.

During the year ended December 31, 2002, the Company also entered into an unsecured note payable agreement with an individual. In addition to scheduled  payments of  principal  and  interest  beginning in January 2004, it calls for the payment of 35.8% of any commissions received by the  Company  for the  sale of  medical  supplies  through  the  group purchasing program sponsored by the Company  and introduced  by the individual  for  a  period of 20 years.  Commission payments received through  December 2006 may be used to reduce the scheduled principal and interest payments. No payments were made during 2002.

NOTE 9:   RELATED PARTY TRANSACTIONS

During the year-ended December 31,  2002, officers made unsecured advances to the Company.  At December  31,  2002, due to officers was $1,649,570.  During the year, the Company received  advances  totaling $631,670 and made payments of $-0-.  Included in due to officers is an unsecured note payable to a director in the amount of $1,594,570.  The note accrues interest at 7.5%  per  annum.  Principal payments of $100,000 shall be made on a  quarterly  basis  commencing  October 1, 2004.  Accrued interest on the note shall be payable monthly upon the Company's  receipt of equity  funding in an amount equal to or greater than  $2,000,000.  A mandatory monthly payment for accrued interest in the amount of $1,500 per month commenced in April 2003.  Also included in due to  officers  is an  unsecured  note  payable  to a director for $30,000, due January 1, 2004, bearing interest at prime plus 1.75%. The remaining due to officer balance is composed of a $25,000 advance from an officer due January 1, 2004, with interest from July 10, 2001, at a rate of 9% per annum.

TRANS-CENTURY RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

DECEMBER 31, 2002 AND 2001

NOTE 10: CONCENTRATIONS OF CREDIT RISK

The Company's financial instruments that are exposed to concentrations of credit  risk  consist  of cash and cash  equivalents.  The Company places  its cash and  cash  equivalents  with  higher  credit  quality financial institutions, however for limited periods of time during the year, bank balances in deposit were in excess of the Federal  Deposit Insurance Corporation insurance limit.

In  2002,  three  customers  accounted  for more  than 10% of  Company revenues.  Revenues  for  services  provided to  El Paso Quality  Care Network were approximately $83,000, Integrated Community Partners/Pri-Med  Health  Network  were  approximately  $80,000, and  Family Health Network were approximately $70,000.

In 2001  customers  accounting  for more than 10% of Company  revenues included   Community  Health  Risk   Corporation  with   approximately $211,000,  and Integrated  Community  Partners/Pri-Med  Health Network with approximately $85,000.

NOTE 11:  LOSS PER SHARE

Basic and diluted loss per common share for the years ended  December 31, 2002 and 2001 is computed  based upon the weighted  average number of common and dilutive potential common shares outstanding as defined by  Financial  Accounting Standards  No. 128  "Earnings  Per  Share". Warrants to purchase  shares of common stock were outstanding during the period but the inclusion of those potential common shares in the computation of diluted loss per common share would have an Anti-Dilutive effect.  Therefore, basic and diluted per-share amounts are the same.

NOTE 12:  CAPITAL STOCK

Preferred Stock - Effective with agreement and plan of merger and set forth in the restated Certificate of Incorporation,  the Company is authorized to issue 8,000,000 shares of preferred stock at $.001 par value, with such designations, preferences,  limitations and relative rights  as may be  determined  from  time to time by the Board  of Directors.  No preferred shares have been issued as of December 31, 2002.

Common Stock - The Company is authorized to issue 100,000,000 shares of common stock at $.001 par value. The Company has 14,000,000 shares issued and 13,500,000 outstanding as of December 31, 2002.

Common Stock Warrants - Pursuant to the continuing agreement with PageOne Business Productions, LLC, 350,000 warrants to purchase stock, exercisable at $1.00 per share were issued and outstanding at December 31,  2002.  These warrants enable holder to purchase shares of the Company's stock through November 19, 2006.  At the time of original issuance the warrants were not assigned an initial value or any accretion as their estimated fair market value approximated zero. As of December 31, 2002, all warrants issued were outstanding.

TRANS-CENTURY RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

DECEMBER 31, 2002 AND 2001

NOTE 13:  GOING CONCERN

As reflected in the accompanying financial statements, the Company has a working capital  deficiency of $235,493, an accumulated deficit of $1,880,449  and a net loss for the year  ended  December  31,  2002 of $713,389.  Accordingly, the ability of the Company to continue as a going  concern  is  dependent  on  the  Company's ability to raise additional capital and implement its business plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company expects to incur losses for the near future, but is in the process of developing additional revenue sources that complement its business plan. One of the Company's shareholders is presently funding its working capital requirements on an as needed basis; however, there is no assurance that such funding will be available indefinitely.

Management believes that the Company will be successful in meeting its working capital needs from operations and from private financing until alternative financing can be secured through the sale of equity or the issuance of debt. However,  there is no assurance that such efforts to raise  capital or secure other  financing  will be  successful.  These factors,  among others,  raise  substantial  doubt about the Company's ability to continue as a going concern.

TRANS-CENTURY RESOURCES, INC.

CONSOLIDATED BALANCE SHEET

JUNE 30, 2003

(Unaudited)

ASSETS

CURRENT ASSETS

  Cash and cash equivalents

$          930

  Restricted cash

250,000

  Accounts receivable, net

116,216

  Deposits and prepaid expenses

        5,769

      Total current assets

    372,915

PROPERTY AND EQUIPMENT, net

24,403

OTHER ASSETS

          195

      TOTAL ASSETS

$    397,513

========

                 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

   Deferred revenue

$      15,464

   Accounts payable

168,530

   Accrued expenses

3,101

   Accrued interest

80,242

   Notes payable

299,032

   Obligations under capital lease, current portion

7,648

   Line of credit

69,525

   Due to officers and directors, current portion

       55,000

      Total current liabilities

     698,542

DUE TO OFFICERS AND DIRECTORS, LONG-TERM

1,805,170

OBLIGATIONS UNDER CAPITAL LEASE, NET OF CURRENT PORTION

      11,732

      Total liabilities

 2,515,444

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY (DEFICIT)

   Preferred stock (8,000,000 authorized, $.001 par,

      -0- issued and outstanding)                                            -

   Common  stock  (100,000,000 authorized, $.001 par,

      14,000,000 issued, 13,500,000 outstanding)

14,000

   Accumulated Deficit

(2,131,431)

         Total paid-in capital and retained earnings

(2,117,431)

   Less cost of treasury stock (500,000 shares)

         (500)

         Total shareholders' equity (deficit)

(2,117,931)

         TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

$     397,513

=========

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TRANS-CENTURY RESOURCES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

Three months ended

Six months ended

June 30, 2003

June 30, 2002

June 30, 2003

June 30, 2002

REVENUES

 $   193,922

$    131,273

$   352,772

$   284,617

EXPENSES

Selling, general and administrative

49,523

64,769

132,330

127,822

Salaries and related expenses

166,293

150,202

290,252

280,371

Legal and accounting fees

16,598

69,757

52,933

83,759

Office supplies

12,912

8,213

21,400

14,270

Rent

15,990

30,477

33,462

51,977

Depreciation and amortization

       2,030

       2,125

       4,059

       4,250

      Total operating expenses

   263,346

   325,543

   534,436

   562,449

      Operating income (loss)

    (69,424)

  (194,270)

  (181,664)

  (277,832)

Other income (expense)

   Interest expense

(36,943)

(30,390)

(71,902)

(57,786)

   Interest and other income

          877

       3,062

       2,584

       3,062

      Total other income (expense)

    (36,066)

   (27,328)

    (69,318)

    (54,724)

LOSS BEFORE TAXES

(105,490)

(221,598)

 (250,982)

(332,556)

PROVISION FOR TAXES

               -

               -

               -

               -

NET LOSS

$ (105,490)

$  (221,598)

$  (250,982)

$  (332,556)

========

========

========

========

Loss per share, basic and diluted

$     (0.008)

$     (0.016)

$     (0.019)

$     (0.024)

========

========

========

========

Weighted average common shares

outstanding during the period,

basic and diluted

13,500,000

13,527,473

13,500,000

13,762,431

========

========

========

========

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TRANS-CENTURY RESOURCES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

Six months ended

June 30, 2003

June 30, 2002

Cash flows used by operating activities

Net income (loss)

$  (250,982)

$  (332,556)

Adjustments to reconcile net loss to cash used by

   operating activities

   Depreciation and amortization

4,059

4,250

Changes in operating assets and liabilities

   (Increase) decrease in accounts receivable

(3,469)

2,576

   (Increase) decrease in deposits and prepaid expenses

4,195

-

   Increase (decrease) in deferred revenue

(540)

12,500

   Increase (decrease) in accounts payable

(4,354)

46,229

   Increase (decrease) in accrued expenses

1,795

(5,348)

   Increase (decrease) in accrued interest

    59,655

    50,318

Net cash used by operating activities

 (189,641)

 (222,031)

Cash flows used for investing activities

   Acquisition of fixed assets

             -

     (1,497)

Net cash used for investing activities

             -

     (1,497)

ash flows from financing activities

   Decrease in bank overdraft

 (13,921)

15,166

   Payments under capital leases

(4,579)

(1,837)

   Increase (decrease) in note payable

(968)

 -

   Increases (decreases) in line of credit

(825)

(411)

   Acquisition of treasury stock

-

(500)

   Due to officers and directors

  210,600

  209,100

Net cash provided by financing activities

  190,307

  221,518

Net increase (decrease) in cash

666

(2,010)

Cash and cash equivalents, beginning of period

        264

      2,509

Cash and cash equivalents, end of period

$       930

$        499

=======

=======

NON-CASH TRANSACTIONS

   Cash paid for interest

$    12,247

$     7,468

=======

=======

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TRANS-CENTURY RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2003

NOTE 1:  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Trans-Century Resources, Inc. is a managed care consulting business that services clients throughout the United States. It has designed and is in the process of developing community-supported, insured group health programs for selected non-urban markets.

In conjunction with this process, Trans-Century Resources, Inc. acquired a captive insurance subsidiary, Community Health Risk Corporation. This wholly owned subsidiary is presently inactive.

PRINCIPLES OF CONSOLIDATION AND PRESENTATION

The Company was created through the acquisition in November 2001 of a Texas corporation (also called Trans-Century Resources, Inc.) by a development stage corporation with no operations, eInsure Networks Corporation. For accounting purposes, the Texas corporation was treated as the acquirer in a reverse acquisition. In conjunction with the acquisition, eInsure Networks Corporation changed its name to Trans-Century Resources, Inc. The historical financial statements presented are those associated with the Texas corporation. The accompanying consolidated financial statements include the accounts of Trans-Century Resources, Inc. and its wholly owned subsidiary, Community Health Risk Corporation, collectively the Company. All significant intercompany accounts and transactions have been eliminated in the consolidation.

The interim financial statements presented include all adjustments necessary in management's opinion to make those financial statements not misleading.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and depreciated over the estimated useful lives (ranging from 5 to 7 years) of the related assets using the double declining balance method. Maintenance and repairs are charged to operations as incurred and betterments of existing assets are capitalized.

Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. There has been no impairment for property and equipment recorded in the financial statements.

REVENUE RECOGNITION

The Company recognizes service contract revenue as services are rendered under the terms of the related agreements, which are executed by both parties and generally specify payment of an hourly rate for such services and reimbursement of expenses.

CASH EQUIVALENTS

For financial reporting purposes, the Company considers all highly liquid investments with a maturity of three months or less, when acquired, to be cash equivalents. At June 30, 2003, the Company had $250,000 in restricted cash dedicated to the repayment of a loan payable due to a financial institution.

TRANS-CENTURY RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2003

NOTE 1:  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

ACCOUNTS RECEIVABLE

The Company provides for uncollectible accounts receivable using the allowance method of accounting for bad debts. Under this method of accounting, a provision for uncollectible accounts is charged to earnings. The allowance account is increased or decreased based on past collection history and management's evaluation of accounts receivable. All amounts considered uncollectible are charged against the allowance account and recoveries of previously charged off accounts are added to the allowance. At June 30, 2003, allowance for doubtful accounts for accounts receivable was $0.

INCOME TAXES

The Company accounts for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There were no current or deferred income tax expense or benefits due to the Company for the six months ended June 30, 2003. At June 30, 2003, the Company has a potential deferred tax asset of approximately $270,000, which has been fully reserved, arising from net operating losses aggregating $1,083,000. These net operating losses begin to expire in 2020.

ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2:  PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

          Furniture, fixtures, and equipment

$114,992

          Less accumulated depreciation

  (90,589)

                Net Depreciable Assets

 $  24,403

=======

Depreciation expense for the three months and six months ended June 30, 2003 was approximately $2,000 and $4,000, respectively. Depreciation expense for the three months and six months ended June 30, 2002 was approximately $2,000 and $4,000, respectively.

TRANS-CENTURY RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2003

NOTE 3:  DUE TO OFFICERS AND DIRECTORS

Officers and directors have made unsecured advances to the Company to fund its working capital requirements. At June 30, 2003, due to officers was $1,860,170. During the three months and six months ended June 30, 2003, the Company received advances totaling $108,100 and $210,600 and made payments of $-0- and $-0-, respectively. Included in due to officers is an unsecured note payable to a director in the amount of $1,805,170. The note accrues interest at 7.5% per annum. Principal payments of $100,000 shall be made on a quarterly basis commencing October 1, 2004. Accrued interest on the note shall be payable monthly upon the Company's receipt of equity funding in an amount equal to or greater than $2,000,000. However, a minimum monthly payment for accrued interest of $1,500 began to be made in April 2003. Also included in due to officers is an unsecured note payable to a director for $30,000, due January 1, 2004, bearing interest at prime plus 1.75%. The remaining due to officer balance is composed of a $25,000 advance from an officer due January 1, 2004, with interest from July 10, 2001, at a rate of 9% annually.

NOTE 4:  NOTES PAYABLE

Notes payable at June 30, 2003 included a note payable of $250,000 to financial institution, due September 27, 2003, bearing interest at a rate of 3.4%, secured in full by a certificate of deposit and personally guaranteed by officers of the Company.

During 2002, the Company entered into a $50,000 unsecured note payable agreement with an individual, bearing an interest rate of 6%. Under its terms, the individual is to receive 35.8% of commissions received by the company, if any, for the sale of medical supplies through the group purchasing program sponsored by the Company and introduced by the individual, for a period of 20 years. All such payments made shall be applied against the principal balance and/or accrued interest of the note. Commission payments of $619 and $968 were made during the three and six months ended June 30, 2003, respectively.

Beginning in January 2004, the Company must begin making monthly payments of principal and interest on the note balance outstanding as of December 31, 2003. Monthly payment amounts will be determined based upon a thirty-six month amortization period, and will be reduced accordingly for any commission payments made during the three years ending December 31, 2006.

The individual has the option, for a period of 90 days after the Company's stock is available for public trading, to convert any unpaid principal balance on the note into common stock of the Company. The amount of such stock to be issued will vary based upon the unpaid balance of the note up to a maximum of 2% of the Company's outstanding stock at the date of conversion.

NOTE 5:  LINE OF CREDIT

The Company has an unsecured line of credit of $75,000 with a financial institution. Interest on the line of credit is computed daily at the prime rate plus 1.75%. Total amount outstanding at June 30, 2003 was $69,525.

TRANS-CENTURY RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2003

NOTE 6:  RETIREMENT PLAN

The Company provides a SIMPLE retirement plan for all employees age 18 and over with one year of service. Pursuant to this defined contribution plan, the Company matches 100% of employee contributions up to 3% of gross salary.

NOTE 7:  CAPITAL LEASE OBLIGATIONS

The Company is obligated under capital leases for computer equipment. Payments are due monthly and include interest at 7%. The computer equipment is included in furniture and fixtures at cost of $31,066. Accumulated depreciation includes $10,530 in depreciation expense related to these assets. Future minimum payments due under the capital leases as of June 30, 2003 are as follows:

       Six months ending December 31, 2003

$   3,623

       2004

7,072

       2005

6,438

       2006

    4,845

21,978

       Less amounts representing interest

   (2,598)

       Present value of minimum lease payments

19,380

       Less current installments

   (7,648)

       Obligations due under capital leases, net of

          current portion

 $  11,732

=======

NOTE 8:  COMMITMENTS AND CONTINGENCIES

The Company leases office space and equipment under noncancelable operating leases expiring September 2007. Future minimum lease payments under noncancelable operating leases are as follows:

                    2003

$  64,842

                    2004

65,281

                    2005

67,033

                    2006

68,786

                    2007

    52,575

                        Total

$ 318,517

=======

The Company has entered into employment agreements that are contingent upon the raising of additional capital, with three employees through December 31, 2003. Should the Company terminate the employment agreement without cause, the Company would be liable for one year's base salary. If terminated upon a change in control of the Company each officer is entitled to two year's base salary. At June 30, 2003, the total annual base salary of the three employment agreements contingent upon the raising of capital was approximately $420,000.

TRANS-CENTURY RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2003

NOTE 8:  COMMITMENTS AND CONTINGENCIES (Continued)

During 2002, the Company also entered into an unsecured note payable agreement with an individual. In addition to scheduled payments of principal and interest beginning in January 2004, it calls for the payment of 35.8% of any commissions received by the Company for the sale of medical supplies through the group purchasing program sponsored by the Company and introduced by the individual for a period of 20 years. Commission payments received through December 2006 may be used to reduce the scheduled principal and interest payments. Commission payments of $619 and $968 were made during the three and six months ended June 30, 2003, respectively.

NOTE 9:  RELATED PARTY TRANSACTIONS

Officers and directors have made unsecured advances to the Company to fund its working capital requirements. At June 30, 2003, due to officers was $1,860,170. During the three months and six months ended June 30, 2003, the Company received advances totaling $108,100 and $210,600 and made payments of $-0- and $-0-, respectively. Included in due to officers is an unsecured note payable to a director in the amount of $1,805,170. The note accrues interest at 7.5% per annum. Principal payments of $100,000 shall be made on a quarterly basis commencing October 1, 2004. Accrued interest on the note shall be payable monthly upon the Company's receipt of equity funding in an amount equal to or greater than $2,000,000. A mandatory monthly payment for accrued interest in the amount of $1,500 per month commenced in April 2003. Also included in due to officers is an unsecured note payable to a director for $30,000, due January 1, 2004, bearing interest at prime plus 1.75%. The remaining due to officer balance is composed of a $25,000 advance from an officer due January 1, 2004, with interest from July 10, 2001, at a rate of 9% per annum.

NOTE 10: CONCENTRATIONS OF CREDIT RISK

The Company's financial instruments that are exposed to concentrations of credit risk consist of cash and cash equivalents. The Company places its cash and cash equivalents with higher credit quality financial institutions, however for limited periods of time, bank balances in deposit were in excess of the Federal Deposit Insurance Corporation insurance limit.

During the six months ended June 30, 2003, one customer, El Paso Quality Care Network with $78,325, accounted for more than 10% of the Company's revenue.

NOTE 11: LOSS PER SHARE

Basic and diluted loss per common share for the three and six months ended June 30, 2003 and 2002 is computed based upon the weighted average number of common and dilutive potential common shares outstanding as defined by Financial Accounting Standards No. 128 "Earnings Per Share". Warrants to purchase shares of common stock were outstanding during the period but the inclusion of those potential common shares in the computation of diluted loss per common share would have an Anti-Dilutive effect. Therefore, basic and diluted per-share amounts are the same.

TRANS-CENTURY RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2003

NOTE 12: CAPITAL STOCK

Preferred Stock - The Company is authorized to issue 8,000,000 shares of preferred stock at $.001 par value, with such designations, preferences, limitations and relative rights as may be determined from time to time by the Board of Directors. No preferred shares have been issued as of June 30, 2003.

Common Stock - The Company is authorized to issue 100,000,000 shares of common stock at $.001 par value. The Company has 14,000,000 shares issued and 13,500,000 shares outstanding as of June 30, 2003.

Common Stock Warrants - Pursuant to a continuing agreement with PageOne Business Productions, LLC, 350,000 warrants to purchase stock, exercisable at $1.00 per share were issued and outstanding at June 30, 2003. These warrants enable holder to purchase shares of the Company's stock through November 19, 2006. At the time of original issuance the warrants were not assigned an initial value or any accretion as their estimated fair market value approximated zero. As of June 30, 2003, all warrants issued were outstanding.

NOTE 13: GOING CONCERN

As reflected in the accompanying financial statements, the Company has a working capital deficiency of $325,627, an accumulated deficit of $2,131,431 and a net loss for the six months ended June 30, 2003 of $250,982. Accordingly, the ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company expects to incur losses for the near future, but is in the process of developing additional revenue sources that complement its business plan. One of the Company's directors and shareholders is presently funding its working capital requirements on an as needed basis; however, there is no assurance that such funding will be available indefinitely.

Management believes that the Company will be successful in meeting its working capital needs from operations and from private financing until alternative financing can be secured through the sale of equity or the issuance of debt. However there is no assurance that such efforts to raise capital or secure other financing will be successful. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.

[back cover page]

No dealer, salesperson or any other person has been authorized to give any information or representations in connection with this offering other than those contained in this Prospectus. If any such information or representations is given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

TABLE OF CONTENTS

PAGE

Prospectus Summary

4

Risk Factors

6

Use of Proceeds

13

Dividend Policy

14

Arbitrary Determination of Offering Price

14

Dilution

14

Capitalization

15

Plan of Distribution

16

Management’s Discussion and Analysis

18

Business

22

Property

27

Legal Proceedings

27

Management

27

Executive Compensation

29

Security Ownership of Certain Beneficial Owners and

  Management

30

Description of Capital Stock

31

Indemnification for Securities Act Liabilities

33

Certain Relationships and Related Party Transactions

34

Market for Common Equity and Related Shareholder Matters

35

Change of Certifying Accountants

36

Legal Matters

37

Experts

37

Reports to Security-Holders

37

Where You Can Find More Information

37

Financial Statements

F-1

.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Trans-Century's  Restated  Certificate of Incorporation limits the liability of its  directors to Trans-Century or  Trans-Century's  stockholders  for monetary  damages arising  from a breach of  fiduciary  duty  owned to  Trans-Century  or  Trans-Century's stockholders to the fullest extent permitted by the Delaware General Corporation Law.

Trans-Century's  Restated  Certificate of Incorporation  and its Bylaws provide for the  indemnification  by  Trans-Century  of each  person  (including  the heirs, executors, administrators, or estate of such person) who is or was a director or officer of  Trans-Century to the fullest  extent  permitted  or  authorized  by law, including  attorneys' fees. Section 145 of the Delaware General  Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party or is  threatened  to be made a party to any  threatened,  pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative  (other than an action by or in the right of the  corporation)  by reason of the fact that such person is or was a director,  officer,  employee or agent of the corporation, or is or was serving at the request of the corporation as a director,  officer, employee or agent of another corporation,  partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees),  judgments,  fines and amounts paid in settlement actually and reasonably incurred by such person in  connection  with such action,  suit or proceeding if such person acted in good faith and in a manner such person reasonably  believed to be in or not opposed to the best  interests  of the  corporation,  and,  with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

In addition,  Section 145 provides  that a  corporation  may  indemnify any person  who  was or is a  party  or is  threatened  to be  made a  party  to any threatened,  pending  or  completed  action  or suit by or in the  right  of the corporation  to procure a judgment  in its favor by reason of the fact that such person is or was a director,  officer, employee or agent of the corporation,  or is or was serving at the  request of the  corporation  as a  director,  officer, employee or agent of another corporation,  partnership,  joint venture, trust or other  enterprise  against  expenses  (including  attorneys'  fees) actually and reasonably  incurred by such person in connection with the defense or settlement of such action or suit if such  person  acted in good faith and in a manner such person reasonably  believed to be in or not opposed to the best interests of the corporation and except that no  indemnification  shall be made in respect of any claim,  issue or matter as to which such person  shall have been  adjudged to be liable to the corporation  unless and only to the extent that the Delaware Court of  Chancery  or the  court in which  such  action  or suit  was  brought  shall determine upon  application  that,  despite the adjudication of liability but in view of all the  circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses  which the Delaware Court of Chancery or such other court shall deem proper.  Delaware law further  provides that nothing in the above-described  provisions shall be deemed exclusive of any other rights to  indemnification  or  advancement  of  expenses  to which any  person  may be entitled  under any bylaw,  agreement,  vote of  stockholders  or  disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers,  and controlling  persons of Trans-Century pursuant to the above  statutory  provisions  or  otherwise,  Trans-Century has been advised  that in the opinion of the  Securities  and  Exchange  Commission  such indemnification  is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Estimates of fees and expenses incurred or to be incurred in connection with the issuance and distribution of securities being registered, all of which are being paid exclusively by the Company, other than underwriting discounts and commissions are as follows:

Securities and Exchange Commission filing fee

$          925

State securities laws (Blue Sky) fees and expenses

 5,000

Printing costs and fees

1,000

Legal fees and costs

30,000

Accounting fees and costs

30,000

Transfer Agent fees

1,000

Miscellaneous expenses

       2,075

TOTAL

 $    70,000

========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

In April 1999, eInsure Networks Corporation, predecessor of Trans-Century Resources, issued unregistered securities to its initial shareholders resulting in the issuance and delivery of 100,000 shares of common stock to PageOne Business Productions, LLC and 900,000 shares of common stock to AppleTree Investment Company, Ltd. These securities were issued for aggregate consideration totaling $1,000 pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for issuances of securities not involving any public offering.

On June 15, 2001, by action of the board of directors, eInsure Networks Corporation effected a 2:1 stock split increasing the issued shares to 200,000 shares held by PageOne Business Productions, LLC and 1,800,000 shares held by AppleTree Investment Company, Ltd.

Effective November 19, 2001, eInsure Networks Corporation consummated a Merger Agreement with Trans-Century Resources, Inc., a Texas corporation. Pursuant to the Merger Agreement, the seventeen stockholders of the Texas corporation exchanged all their shares into 12,000,000 unregistered shares of common stock of the surviving corporation.

The stock issued in connection with the merger was also issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances of securities not involving any public offering.

In May 2002, the Company acquired 500,000 shares of treasury stock from a former shareholder of the Company.

There was no underwriter or placement agent involved in any of the foregoing transactions.

ITEM 27. EXHIBITS

EXHIBIT

NUMBER                            DESCRIPTION

2.1

Merger  Agreement dated as of  November 12, 2001 by and  among eInsure  Networks  Corporation  ("eInsure"),  T-C  Texas  and the holders of common stock of T-C Texas. (1)

Index.  Exhibits  and Schedules to Merger Agreement*

          Exhibit A        Shareholders  of T-C Texas;

          Exhibit B        Plan of  Merger;

          Exhibit C        Form of Release;

          Schedule 2.11    Financial Statements of T-C Texas;

          Schedule 2.12    Changes of T-C Texas;

          Schedule 2.17    Capitalization of T-C Texas;

          Schedule 2.18    Agreements of T-C Texas;

          Schedule 2.20    Real Estate of T-C Texas;

          Schedule 3.5     Financial  Statements  of eInsure;

          Schedule 3.6     Changes of eInsure;

          Schedule 3.11    Periodic Reports of  eInsure;

          Schedule 3.12    Capitalization  of  eInsure;

          Schedule 3.13    Agreements  of eInsure;

          Schedule 3.19    Corporate Records of eInsure.

          * Copies of the exhibits  and  schedules  to the Merger

            Agreement will be provided to the Commission upon request.

2.2

Agreement and Plan of Merger of Trans-Century Resources, Inc. into eInsure Networks Corporation. (1)

3.1.1

Certificate of Incorporation filed with the Delaware Secretary of State on September 15, 1998. (2)

3.1.2

Restated and Amended Certificate of Incorporation filed with the Secretary of State on August 31, 2001. (1)

3.1.3

Certificate of Merger of eInsure Networks Corporation and Trans-Century Resources, Inc. filed with the Delaware Secretary of State on November 19, 2001. (1)

3.2.1

Bylaws (as amended May 9, 2002). (3)

4.1

Stock Purchase Warrant dated November 20, 2001 by the Company in favor of PageOne Business Productions, LLC. (3)

4.2

Form of Subscription Agreement. (3)

4.3

Agreement for Subscription Escrows. (3)

5.1

Form of Opinion of Graves, Dougherty, Hearon & Moody, A Professional Corporation, regarding legality. (3)

10.1

Executive Employment Agreement dated May 9, 2002 between the Company and Mary W. Patterson. (3)

EXHIBIT

NUMBER                            DESCRIPTION

10.2

Executive Employment Agreement dated May 9, 2002 between the Company and Larry Stockman. (3)

10.4

Executive Employment Agreement dated May 9, 2002 between the Company and Stephen L. Cobb. (3)

10.5

Stock Option Plan of 2002 of Trans-Century Resources, Inc. (3)

14.

Code of Ethics (4)

21.1

List of Subsidiaries of the Company. (3)

23.1

Consent of Graves, Dougherty, Hearon & Moody, A Professional Corporation, is contained in Exhibit 5.1. (3)

23.2

Consent of Sprouse & Anderson, L.L.P.

24.1

Power of Attorney is included on signature page.

-------------------------

(1)

Incorporated herein by reference to the Registrant’s Current Report on Form 8-K dated November 19, 2001.

(2)

Incorporated herein by reference to the Registrant’s Form 10-SB Registration Statement, File No. 0-27995, filed November 8, 1999.

(3)

Previously filed.

(4)

Incorporated herein by reference to the Registrant’s Form 10KSB Annual Report, File No. 0-27995, filed July 9, 2003.

ITEM 28. UNDERTAKING

The undersigned Registrant hereby undertakes

(1) To file, during any period in which it offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on September 29, 2003.

TRANS-CENTURY RESOURCES, INC.

By:     /s/ Mary W. Patterson

Mary W. Patterson

President, Chief Executive Officer

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Mary Patterson and D. L. Patterson, either one acting alone, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the Registrant any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE

TITLE

DATE

/s/ Mary W. Patterson

President, Chief Executive Officer

September 29, 2003

---------------------

  and Director

Mary W. Patterson

/s/ D. L. Patterson

Chairman of the Board, Secretary

September 29, 2003

---------------------

  and Director

D. L. Patterson

/s/ Larry V. Stockman

Division President and Director

September 29, 2003

---------------------

Larry V. Stockman

/s/ Stephen L. Cobb

Chief Financial Officer and Principal

September 29, 2003

------------------------

  Accounting Officer

Stephen L. Cobb

EXHIBIT INDEX

EXHIBIT

NUMBER                            DESCRIPTION

2.1

Merger  Agreement dated as of  November 12, 2001 by and  among eInsure  Networks  Corporation  ("eInsure"),  T-C  Texas  and the holders of common stock of T-C Texas. (1)

Index.  Exhibits  and Schedules to Merger Agreement*

          Exhibit A        Shareholders  of T-C Texas;

          Exhibit B        Plan of  Merger;

          Exhibit C        Form of Release;

          Schedule 2.11    Financial Statements of T-C Texas;

          Schedule 2.12    Changes of T-C Texas;

          Schedule 2.17    Capitalization of T-C Texas;

          Schedule 2.18    Agreements of T-C Texas;

          Schedule 2.20    Real Estate of T-C Texas;

          Schedule 3.5     Financial  Statements  of eInsure;

          Schedule 3.6     Changes of eInsure;

          Schedule 3.11    Periodic Reports of  eInsure;

          Schedule 3.12    Capitalization  of  eInsure;

          Schedule 3.13    Agreements  of eInsure;

          Schedule 3.19    Corporate Records of eInsure.

          * Copies of the exhibits  and  schedules  to the Merger

            Agreement will be provided to the Commission upon request.

2.2

Agreement and Plan of Merger of Trans-Century Resources, Inc. into eInsure Networks Corporation. (1)

3.1.1

Certificate of Incorporation filed with the Delaware Secretary of State on September 15, 1998. (2)

3.1.2

Restated and Amended Certificate of Incorporation filed with the Secretary of State on August 31, 2001. (1)

3.1.3

Certificate of Merger of eInsure Networks Corporation and Trans-Century Resources, Inc. filed with the Delaware Secretary of State on November 19, 2001. (1)

3.2.1

Bylaws (as amended May 9, 2002). (3)

4.1

Stock Purchase Warrant dated November 20, 2001 by the Company in favor of PageOne Business Productions, LLC. (3)

4.2

Form of Subscription Agreement. (3)

4.3

Agreement for Subscription Escrows. (3)

5.1

Form of Opinion of Graves, Dougherty, Hearon & Moody, A Professional Corporation, regarding legality. (3)

10.1

Executive Employment Agreement dated May 9, 2002 between the Company and Mary W. Patterson. (3)

EXHIBIT

NUMBER                            DESCRIPTION

10.2

Executive Employment Agreement dated May 9, 2002 between the Company and Larry Stockman. (3)

10.4

Executive Employment Agreement dated May 9, 2002 between the Company and Stephen L. Cobb. (3)

10.5

Stock Option Plan of 2002 of Trans-Century Resources, Inc. (3)

14.

Code of Ethics (4)

21.1

List of Subsidiaries of the Company. (3)

23.1

Consent of Graves, Dougherty, Hearon & Moody, A Professional Corporation, is contained in Exhibit 5.1. (3)

23.2

Consent of Sprouse & Anderson, L.L.P.

24.1

Power of Attorney is included on signature page.

-------------------------

(1)

Incorporated herein by reference to the Registrant’s Current Report on Form 8-K dated November 19, 2001.

(2)

Incorporated herein by reference to the Registrant’s Form 10-SB Registration Statement, File No. 0-27995, filed November 8, 1999.

(3)

Previously filed.

(4)

Incorporated herein by reference to the Registrant’s Form 10KSB Annual Report, File No. 0-27995, filed July 9, 2003.